CREDIT AGREEMENT

dated as of September 11, 2025 among
VINEBROOK HOMES OPERATING PARTNERSHIP, L.P., as Parent Borrower,

CERTAIN OF ITS SUBSIDIARIES, as Subsidiary Borrowers, The Lenders Party Hereto,
and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

RAYMOND JAMES BANK and ROYAL BANK OF CANADA,
as Syndication Agents

JPMORGAN CHASE BANK, N.A., RAYMOND JAMES BANK and ROYAL BANK OF CANADA,
as Joint Bookrunners and Joint Lead Arrangers

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS
Section 1.01.    Defined Terms    6
Section 1.02.    Reserved    38
Section 1.03.    Terms Generally    38
Section 1.04.    Accounting Terms; GAAP    38
Section 1.05.    Interest Rates; Benchmark Notification    38
Section 1.06.    Reserved    39
Section 1.07.    Divisions    39
ARTICLE 2 THE CREDITS
Section 2.01.    Commitments    39
Section 2.02.    Loans    39
Section 2.03.    Reserved    40
Section 2.04.    Reserved    40
Section 2.05.    Reserved    40
Section 2.06.    Reserved    40
Section 2.07.    Funding    40
Section 2.08.    Interest Elections    40
Section 2.09.    Termination of Commitments    41
Section 2.10.    Repayment of Loans; Evidence of Debt    41
Section 2.11.    Prepayment of Loans    42
Section 2.12.    Fees    42
Section 2.13.    Interest    42
Section 2.14.    Alternate Rate of Interest    43
Section 2.15.    Increased Costs    45
Section 2.16.    Break Funding Payments    46
Section 2.17.    Withholding of Taxes; Gross-Up    47
Section 2.18.    Payments Generally; Pro Rata Treatment; Sharing of Setoffs    50
Section 2.19.    Mitigation Obligations; Replacement of Lenders    51
Section 2.20.    Defaulting Lenders    52
Section 2.21.    Reserved    52
Section 2.22.    Borrowing Base    52
ARTICLE 3 Representations and Warranties
Section 3.01.    Organization; Powers    55
Section 3.02.    Authorization; Enforceability    55
Section 3.03.    Governmental Approvals; No Conflicts    55
Section 3.04.    Financial Condition; No Material Adverse Change    55
Section 3.05.    Properties    56
Section 3.06.    Litigation and Environmental Matters    56
Section 3.07.    Compliance with Laws and Agreements    57
Section 3.08.    Investment Company Status    57

Section 3.09.    Taxes    57
Section 3.10.    ERISA    58
Section 3.11.    Disclosure    58
Section 3.12.    Anti-Corruption Laws and Sanctions    58
Section 3.13.    Affected Financial Institutions    58
Section 3.14.    Plan Assets; Prohibited Transactions    58
Section 3.15.    Margin Regulations    58
Section 3.16.    Solvency    59
Section 3.17.    Outbound Investment Rules    59
Section 3.18.    Subsidiaries; REIT Qualification    59
ARTICLE 4 CONDITIONS
Section 4.01.    Effective Date    59
ARTICLE 5 Affirmative Covenants
Section 5.01.    Financial Statements; Ratings Change and Other Information    61
Section 5.02.    Notices of Material Events    63
Section 5.03.    Existence; Conduct of Business    64
Section 5.04.    Payment of Obligations    64
Section 5.05.    Maintenance of Properties; Insurance    64
Section 5.06.    Books and Records; Inspection Rights    65
Section 5.07.    Compliance with Laws    65
Section 5.08.    Use of Proceeds    65
Section 5.09.    Accuracy of Information    65
Section 5.10.    Fiscal Year    65
Section 5.11.    Environmental Matters    65
Section 5.12.    Collateral Requirement and Release    65
Section 5.13.    Further Assurances    66
Section 5.14.    Pledge of Interests    66
Section 5.15.    Financial Tests    66
Section 5.16.    Application of Sales Proceeds    67
Section 5.17.    Parent Covenants    67
Section 5.18.    Total Outstanding Indebtedness    67
ARTICLE 6 Negative Covenants
Section 6.01.    Indebtedness    67
Section 6.02.    Liens    68
Section 6.03.    Fundamental Changes    68
Section 6.04.    Dispositions    68
Section 6.05.    Investments, Loans, Advances, Guarantees and Acquisitions    69
Section 6.06.    Swap Agreements    69
Section 6.07.    Restricted Payments    69
Section 6.08.    Transactions with Affiliates    70
Section 6.09.    Restrictive Agreements    70
Section 6.10.    Outbound Investment Rules    70
Section 6.11.    Amendment to Organizational Documents    70

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Section 6.12.    Fees    71
ARTICLE 7
Events of Default
Section 7.01.    Events of Default    71
Section 7.02.    Remedies upon an Event of Default    73
Section 7.03.    Application of Payments    74
ARTICLE 8
The Administrative Agent
Section 8.01.    Authorization and Action    75
Section 8.02.    Administrative Agent’s Reliance, Limitation of Liability, Etc    77
Section 8.03.    Posting of Communications    78
Section 8.04.    Administrative Agent Individually    79
Section 8.05.    Successor Administrative Agent    79
Section 8.06.    Acknowledgements of Lenders    80
Section 8.07.    Collateral Matters    82
Section 8.08.    Credit Bidding    82
Section 8.09.    Certain ERISA Matters    83
Section 8.10.    Borrower Communications    84
ARTICLE 9 Miscellaneous
Section 9.01.    Notices    85
Section 9.02.    Waivers; Amendments    86
Section 9.03.    Expenses; Limitation of Liability; Indemnity, Etc    87
Section 9.04.    Successors and Assigns    88
Section 9.05.    Survival    92
Section 9.06.    Counterparts; Integration; Effectiveness; Electronic Execution    92
Section 9.07.    Severability    93
Section 9.08.    Right of Setoff    94
Section 9.09.    Governing Law; Jurisdiction; Consent to Service of Process    94
Section 9.10.    WAIVER OF JURY TRIAL    95
Section 9.11.    Headings    95
Section 9.12.    Confidentiality    95
Section 9.13.    Material Non-Public Information    96
Section 9.14.    Interest Rate Limitation    96
Section 9.15.    No Fiduciary Duty, etc    96
Section 9.16.    USA PATRIOT Act    97
Section 9.17.    Acknowledgement & Consent to Bail-In of Affected Financial Institutions . 97 Section 9.18.    Acknowledgement Regarding Any Supported QFCs    98
Section 9.19.    Judgment Currency    98

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SCHEDULES:
Schedule 2.01 – Commitments
Schedule 2.22 – Initial Borrowing Base Properties Schedule 3.06 – Disclosed Matters
Schedule 6.02 – Existing Liens Schedule 6.09 – Existing Restrictions Schedule SB – Subsidiary Borrowers

EXHIBITS:
Exhibit A – Form of Assignment and Assumption Exhibit B – Form of Borrowing Base Report
Exhibit C-1 – Form of U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit C-2 – Form of U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit C-3 – Form of U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit C-4 – Form of U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit D – Form of Compliance Certificate

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CREDIT AGREEMENT dated as of September 11, 2025 (this “Agreement”), among VINEBROOK HOMES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Parent Borrower”), and certain of its subsidiaries, as “Subsidiary Borrowers,” the “Lenders” party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The parties hereto agree as follows:
ARTICLE 1 DEFINITIONS

Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR,” when used in reference to any Term Loan, refers to whether such Term Loan bears interest at a rate determined by reference to the Alternate Base Rate.
“Acceptable Appraisal” means, with respect to any Real Property (whether one or more), a BPO or written appraisal of such Real Property by an MAI appraiser reasonably satisfactory to Administrative Agent. Each Acceptable Appraisal must comply with all Legal Requirements and, unless specifically provided to the contrary in this Agreement, must be in form and substance reasonably satisfactory to Administrative Agent. BPOs from Green Street Advisors are deemed to be “Acceptable Appraisals.”
“Additional Borrower” means each Subsidiary of the Parent Borrower that is required to and becomes a Subsidiary Borrower hereunder after the Effective Date in accordance with Section 2.22.
“Adjusted Daily Effective SOFR” means an interest rate per annum equal to the Daily Effective SOFR; provided that if the Adjusted Daily Effective SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted EBITDA” means (a) EBITDA for the most recently ended fiscal quarter, annualized, less (b) the Capital Expenditure Reserve. Adjusted EBITDA for any period may be adjusted on a pro forma basis to account for real properties acquired or sold during such period as reasonably approved by the Administrative Agent.
“Adjusted NOI” means, (a) the Net Operating Income from the Borrowing Base Properties for the most recently ended fiscal quarter, annualized, less (b) the Capital Expenditure Reserve for such Borrowing Base Properties for such period. Adjusted NOI for any period may be adjusted on a pro forma basis to account for real properties acquired or sold during such period as reasonably approved by the Administrative Agent; provided that with respect to real properties that were vacant at the time of acquisition or any initial Borrowing Base Properties that were vacant on the Effective Date, Adjusted NOI for any such real property for the fiscal quarter when it is first leased will be calculated based on the most recently ended calendar month, annualized, with such adjustments requested by, and subject to the reasonable approval of, Administrative Agent, and until the earlier of (i) the date such Borrowing Base Property is actually leased or (ii) six (6) months after the date when such Borrowing Base Property was first acquired, Adjusted NOI for such Borrowing Base Property shall be deemed to be $0.
“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to the Term SOFR Rate for such Interest Period; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

DB1/ 160415022.18

“Administrative Agent” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent to the Borrower or any Lender, as the context requires.
“Advisor” means NexPoint Real Estate Advisors V, L.P.
“Advisory Agreement” means that certain Amended and Restated Advisory Agreement dated May 4, 2020, by and between Parent and Adviser, as amended from time to time.
“Advisory Fee” means the fees and other compensation payable to Advisor by Parent under the Advisory Agreement in the ordinary course of business, which such Advisory Fee shall be subordinate to the Term Loans.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent-Related Person” has the meaning assigned to it in Section 9.03(d). “Agreement” has the meaning specified in introductory paragraph hereof.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1%, and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that, for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause
(c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.0%, such rate shall be deemed to be 1.0% for purposes of this Agreement.
“Ancillary Document” has the meaning assigned to it in Section 9.06(b).
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Guarantor, the Borrower or any of their Subsidiaries from time to time concerning or relating to money- laundering, bribery, or corruption.
“Applicable Margin” means (a) 0.90% for Term Loans which are ABR Loans, (b) 1.90%, for Term Loans which are Term Benchmark Loans, and (c) 1.90%, for Term Loans which are RFR Loans.

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“Applicable Parties” has the meaning assigned to it in Section 8.03(c).

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“Applicable Percentage” means, with respect to any Lender, the percentage of the total Term Loans held by such Lender; provided that, in the case of Section 2.20 when a Defaulting Lender shall exist, “Applicable Percentage” means the percentage of the total Term Loans (disregarding any Defaulting Lender’s Term Loan) held by such Lender.
“Approved Borrower Portal” has the meaning assigned to it in Section 8.10(a). “Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a). “Approved Fund” has the meaning assigned to it in Section 9.04(b).
“Arranger” means, individually and collectively as the context may require, JPMorgan Chase Bank, N.A., Raymond James Bank and Royal Bank of Canada, each in such capacity as joint bookrunners and joint lead arrangers hereunder.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Product Obligations” mean, collectively, all obligations and other liabilities of any Loan Party to any Bank Product Provider arising with respect to any Bank Products.
“Bank Product Provider” means any Person that, at the time it provides any Bank Product to any Loan Party, (i) is a Lender or an Affiliate of a Lender and (ii) except when the Bank Product Provider is JPMorgan and its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged by the Borrower of (x) the existence of such Bank Product, (y) the maximum dollar amount of obligations arising thereunder (the “Bank Product Amount”) and (z) the methodology to be used by such parties in determining the obligations under such Bank Product from time to time. In no event shall any Bank Product Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Bank Products except that each reference to the term “Lender” in Article 8 and

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Section 9.03(c) shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination

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of any security interest or Lien of the Administrative Agent. The Bank Product Amount may be changed from time to time upon written notice to the Administrative Agent by the applicable Bank Product Provider. No Bank Product Amount may be established at any time that a Default or Event of Default exists.
“Bank Products” means any of the following services provided to any Loan Party by any Bank Product Provider: (a) any treasury or other cash management services, including deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit), zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting, payables outsourcing, payroll processing, trade finance services, investment accounts and securities accounts, and (b) card services, including credit cards (including purchasing cards and commercial cards), prepaid cards, including payroll, stored value and gift cards, merchant services processing, and debit card services.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark” means, initially, with respect to any (i) RFR Loan, the Daily Effective SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Daily Effective SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.
“Benchmark Replacement” means, means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (1) the Adjusted Daily Effective SOFR; or (2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then- current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor,

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the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and

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Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and
(ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein

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with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset

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Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

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“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower” means the Parent Borrower and each Subsidiary Borrower, including any Additional Borrowers, jointly and severally.
“Borrower Appraisal” means an appraisal provided by Green Street Advisors or another valuation firm selected by the Parent Borrower to serve as the Parent Borrower’s independent valuation advisor, which appraisal shall be reasonably satisfactory to Administrative Agent and conducted in accordance with the valuation guidelines adopted by the Parent Borrower; it being understood that any material changes to such valuation guidelines after the Effective Date shall be subject to the approval of the Administrative Agent and the Required Lenders, such approval not to be unreasonably withheld, conditioned or delayed.
“Borrower Appraised Value” means, as of any date and with respect to any Real Property, the current fair market value of such Real Property as determined based on the most recent Borrower Appraisal of such Real Property, which shall be no more than ninety (90) days old as of such day; provided that if a Borrower Appraisal that is no less than ninety (90) days old is not available with respect to any Real Property as of such date, the Borrower Appraised Value of such Real Property as of such date shall be the undepreciated cost basis of such Real Property.
“Borrowing Base” means, as of any date of determination, the lesser of (i) the product of (x) sixty percent (60%) (provided that such percentage may increase to sixty-five percent (65%) not more than twice during the term of the Term Loans, each time for a period of four (4) quarters following a material acquisition identified in writing by the Parent Borrower) times (y) the aggregate Borrowing Base Value of the Borrowing Base Properties, and (ii) an amount of presumed Term Loans which would result in a DSCR (calculated in accordance with the definition thereof) equal to 1.35 to 1.00, in each case, as of such date; provided that, in each case, to the extent that the aggregate Borrowing Base attributable to one or more Borrowing Base Properties located in a single MSA exceeds twenty-five percent (25%) (provided that such percentage may increase to thirty-five percent (35%) twice during the term of the Facility, each time for four quarters following a material acquisition or disposition identified in writing by the Parent Borrower) of the aggregate Borrowing Base from all Borrowing Base Properties, the Borrowing Base attributable to such Borrowing Base Properties (whether the Borrowing Base Value or the Adjusted NOI included in the calculation of the DSCR from, such Borrowing Base Properties) in excess of such limit shall be excluded from the calculation of the Borrowing Base.
“Borrowing Base Properties” means each Eligible Property that either (a) is an Initial Borrowing Base Property or (b) becomes a Borrowing Base Property pursuant to Section 2.22, but excluding any Eligible Properties that are subject to an Exclusion Event or have been released from the Borrowing Base pursuant to Section 2.22, and “Borrowing Base Property” means any one of the Borrowing Base Properties.
“Borrowing Base Property Owner” means each direct or indirect Wholly Owned Subsidiary (which Subsidiary shall be an entity formed under the laws of the United States of America or one of the several states thereof) of the Parent Borrower that owns a Borrowing Base Property.
“Borrowing Base Report” means a report in substantially the form of Exhibit B (or such other form approved by the Administrative Agent) certified by a Financial Officer of the Parent.

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“Borrowing Base Value” means, as of any date of calculation, the sum for each Borrowing Base Property (including any Real Property being acquired and added to the Borrowing Base on such date) of (i) if no Borrower Appraisal has been obtained for such Borrowing Base Property, the “as is” Appraised Value of such Borrowing Base Property, which shall have been determined pursuant to an Acceptable Appraisal no more than twelve (12) months old as of such date, or (ii) from and after the date when the first Borrower

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Appraisal for such Borrowing Base Property is obtained (including if obtained in connection with the acquisition thereof), the Borrower Appraised Value of such Borrowing Base Property.
“BPO” means a broker’s price opinion of the estimated value of any Real Property given by a licensed real estate agent or broker familiar with the real estate market in which the applicable Real Property is located and that is reasonably acceptable to Administrative Agent in conformity with customary and usual business practices for appraisals.
“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be any such day that is only a U.S. Government Securities Business Day (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan and (b) in relation to Term Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Term Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Term Loans referencing the Adjusted Term SOFR Rate.
“Capital Expenditure Reserve” means, on an annual basis for each Borrowing Base Property, an amount equal to (i) for single family residential properties, $350 per unit, and (ii) for multifamily properties,
$250 per unit.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Capital Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11 1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Equity Interests representing more than thirty percent (30%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) nominated by the board of directors of the Parent nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of the Parent by any Person or group; (d) the failure of the Parent to own at least ninety percent (90%) of the Equity Interests in the Parent Borrower and to serve as its general partner or own one hundred percent (100%) of the equity in the general partner, (e) the failure of any Borrower to own, directly or indirectly, free and clear of any Liens except those granted in favor of the Administrative Agent, at least ninety percent (90%) of the ownership interests in each Collateral Subsidiary; or (f) the replacement, removal or resignation of NexPoint Real Estate Advisors V, L.P. as Advisor, unless replaced with an Affiliate thereof.

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“Change in Law” means the occurrence after the date of this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or
(c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or

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by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.
“Charges” has the meaning assigned to it in Section 9.14.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means the security interest granted to the Administrative Agent, on behalf of the Lenders, in all direct and indirect Equity Interests owned by the Parent Borrower and any Consolidated Owner in each Borrowing Base Property Owner.
“Collateral Documents” means, collectively, each Guaranty, the Equity Interests Pledge and Security Agreement, and all other instruments and agreements now or hereafter securing or perfecting the Liens securing the whole or any part of the Obligations or any Guarantee thereof, the Financing Statements, and all other documents, instruments, agreements and certificates executed and delivered by any Loan Party to the Administrative Agent and the Lenders in connection with the foregoing.
“Collateral Subsidiary” means each Subsidiary Borrower which owns a direct or indirect interest in a Real Property.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and in effect from time to time, and any successor statute.
“Compliance Certificate” means a certificate from a Responsible Officer of the Parent Borrower in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit D and described in Section 5.01(c).
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder. The amount of each Lender’s Commitment is set forth on Schedule 2.01. The aggregate amount of the Lenders’ Commitments is $485,000,000.00.
“Communications” has the meaning assigned to it in Section 8.03(c).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Group” means Parent Borrower and all of its Subsidiaries which are consolidated with Parent Borrower for financial reporting purposes under GAAP as applied to investment companies, but specifically excluding NXHT and its Subsidiaries.

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“Consolidated Owner” means, with respect to any Borrowing Base Property Owner, each other Subsidiary of Parent Borrower that owns any direct or indirect Equity Interest in such Borrowing Base Property Owner.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Core Funds from Operations” means, for any period, Guarantor’s net income (or loss) (after payment of all cash dividends payable on any preferred stock) determined on a consolidated basis for the Borrower, the Guarantor and their Wholly-Owned Subsidiaries for such period, excluding gains or losses from extraordinary items and early extinguishment of debt, impairment and other non-cash charges, acquisition fees and related expenses, non-cash share-based compensation expenses, non-cash interest expense related to acquired Indebtedness, casualty-related charges on a net basis, non-cash fair value adjustments associated with re-measuring derivative assets and liabilities to fair value, non-cash fair value adjustments associated with re-measuring participating preferred shares derivative liability to fair value, allocation of income to participating preferred shares in connection with their redemption, plus real estate depreciation and amortization. Core Funds from Operations shall be adjusted for (i) the Borrower’s Equity Percentage of its non-Wholly-Owned Subsidiaries and Unconsolidated Affiliates to reflect funds from operations on the same basis, (ii) the amortization of intangibles associated with the amortization of above or below market rents, pursuant to ASC 805 (formerly FASB 141) and (iii) calculation of interest expense in accordance with FBS APB 14-1. Core Funds from Operations may be adjusted on a pro forma basis to account for Real Property acquired or sold during such period as approved by the Administrative Agent.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12
C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12
C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 9.18. “Credit Party” means the Administrative Agent or any other Lender.
“Daily Effective SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website.Any change in Daily Effective SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

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“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

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“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Term Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Term Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective amounts under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.
“Deposit Account Bank” a financial institution at which the Proceeds Cash Account is maintained. “Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dollars,” “dollars” or “$” refers to lawful money of the United States of America.
“DSCR” means the ratio of Adjusted NOI from the Borrowing Base Properties to a debt service amount calculated based upon the amount of the aggregate outstanding balance of the Term Loans, a 30- year amortization schedule and an interest rate equal to the greater of (i) 7.00%, (ii) the then current 10- year US Treasury rate plus 2.50%, and (iii) the weighted average rate of the outstanding balance of the Term Loans, excluding any hedging effects.
“Development Property” means as of any date of determination, each real estate asset of the Consolidated Group that is then currently under original construction, including any new construction of expansion to an existing Operating Property, which have not received a certificate of occupancy or temporary certificate of occupancy, as applicable. For clarity, in the case of the new construction of any expansion portion to any existing Operating Property, the term Development Property shall be limited to such expansion portion.
“Disqualified Institution” has the meaning assigned to such term in the definition of “Ineligible Institution.”

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“DQ List” has the meaning assigned to such term in Section 9.04(e)(iv).

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“EBITDA” means an amount derived from (a) net income (before deduction of dividends with respect to any preferred partnership units or preferred stock and excluding the financial attributes of NXHT and its Subsidiaries but including cash dividends, distributions, interest, or other payments (other than any repayments of principal, return of capital, or similar) in respect of NXHT and its Subsidiaries), plus (b) to the extent included in the determination of net income, depreciation, amortization, interest expense and income taxes, plus (c) property acquisition and related expenses, plus (d) non-recurring fees and expenses incurred during such period in connection with the consummation of an initial public offering or other equity offering, or in connection with capital markets offerings, debt financings and amendments thereto to the extent not capitalized, plus or minus (e) to the extent included in the determination of net income, any extraordinary losses or gains, such as those resulting from sales of payment of Indebtedness, plus or minus
(f) to the extent included in net income, any net income from non-cash items, such as straight line rent, amortization of in-place lease valuation and fair value adjustments on derivative instruments utilized to hedge interest rate exposure, plus (g) to the extent deducted in the determination of net income, (x) non- cash compensation for employees and (y) any Advisory Fee or management fees paid to the Advisor or other “manager,” plus (h) other non-cash charges (other than non-cash charges that constitute an accrual of a reserve for future cash payments) and non-cash gains (other than any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced net income in any prior period), in each case, as determined for the Consolidated Group on a consolidated basis, and including (without duplication) the Equity Percentage of EBITDA for the Borrower’s non-Wholly-Owned Subsidiaries and Unconsolidated Affiliates; provided, however, that any Advisory Fee or management fee paid or payable to the Advisor shall be subordinated to the Term Loans, and shall, for the purpose of this definition, be added back to EBITDA. For purposes hereof, NXHT and its Subsidiaries shall be deemed not to be Subsidiaries or Unconsolidated Affiliates of any Borrower.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Property” means (1) a revenue producing Operating Property, provided that if a property is vacant on the Effective Date or is acquired thereafter and is vacant on the date of acquisition, such property shall be deemed to be an Eligible Property, if such property otherwise satisfies the criteria below for an Eligible Property, once such Operating Property is subject to a lease which complies with

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the requirements of this Agreement within nine (9) months after the Effective Date or such date of acquisition, respectively), or (2) a Development Property once such Development Property is subject to a lease which complies with the requirements of this Agreement within nine (9) months after the Effective Date or the

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date of acquisition of such Development Property, respectively, that is in compliance with each of the representations, warranties and covenants applicable to a Borrowing Base Property as set forth in this Agreement, including, without limitation, any geographic concentration limitations set forth in this Agreement (for the avoidance of doubt, once a property becomes subject to a lease which satisfies the requirements of this Agreement, such property shall be deemed an Eligible Property even if such property may not be leased throughout the term of the Facility); which: (a) is one hundred percent (100%) beneficially owned, directly or indirectly, by a Borrower in fee simple estate; (b) is free of any debt or encumbrances on the property or the Capital Stock of the Consolidated Owners, other than customary non- monetary encumbrances which will not reasonably impede the Borrower’s ability to operate, refinance or sell such property, or as otherwise contained in a title report, to the extent in a Borrower’s possession or control, actually delivered to, and approved by, the Administrative Agent for the benefit of the Lenders, and its counsel (in each instance, a “Title Report”); (c) is subject to a negative pledge provided to Administrative Agent; (d) based on third party reports delivered to the Borrower by third parties, is free of any material environmental, structural, mechanical, architectural, title, zoning or other defects or any condemnation proceedings affecting the use, value or operation of the property in any material adverse manner, as certified by the Borrower; (e) is free of any material litigation that, if adversely determined, would reasonably be expected to result in a material adverse impact on the Borrower or such property; (f) is insured (including casualty, liability and, as applicable, wind, earthquake, environmental and flood insurance) in accordance with the terms of this Agreement; (g) complies with federally-mandated flood insurance requirements, if applicable, including the maintenance of flood insurance if all or any portion of any building is located within a federally designated flood hazard zone; (h) meets, to the best of the Borrower’s knowledge, after due inquiry, all applicable fire and safety codes and regulations; (i) consists of one or more separate tax parcels; and (j) meets all other customary standards for commercial real estate lending that are included in herein. Any property that does not meet the above criteria is subject to Required Lender approval.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) the environment, (ii) preservation or reclamation of natural resources, (iii) the management, release or threatened release of any Hazardous Materials or (iv) health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Laws,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials,
(c) exposure to any Hazardous Materials in violation of any Environmental Laws, (d) the release or threatened release of any Hazardous Materials into the environment in violation of any Environmental Laws or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of Capital Stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing.
“Equity Interests Pledge and Security Agreement” means the Equity Interests Pledge and Security Agreement executed by Parent Borrower, each Subsidiary Borrower and Guarantor in favor of Administrative Agent.

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“Equity Percentage” means the aggregate ownership percentage of the Borrower in each Unconsolidated Affiliate, which shall be calculated as the greater of (a) the Borrower’s nominal capital

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ownership interest in the Unconsolidated Affiliate as set forth in the Unconsolidated Affiliate’s organizational documents, and (b) the Borrower’s economic ownership interest in the Unconsolidated Affiliate, reflecting the Borrower’s share of income and expenses of the Unconsolidated Affiliate.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the thirty (30) day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S.

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federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan, pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, (other than pursuant to an assignment request by the Borrower under Section

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2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Term Loan or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any withholding Taxes imposed under FATCA.
“Facility” means the Commitments and the Term Loans made thereunder.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
“Financing Statements” means all such Uniform Commercial Code financing statements as the Administrative Agent shall require, duly authorized by the Borrower or a Guarantor, to give notice of and to perfect or continue perfection of the Lenders’ security interest in all Collateral.
“Fiscal Quarter” means any fiscal quarter of the Parent. “Fiscal Year” means any fiscal year of the Parent. “Fitch” means Fitch Ratings Inc.
“Fixed Charge Coverage Ratio” means the ratio of (a) Adjusted EBITDA for the immediately preceding calendar quarter of Parent and its Subsidiaries, annualized, to (b) Fixed Charges, in each case, for the immediately preceding calendar quarter, annualized, and calculated for the Parent and its Subsidiaries on a consolidated basis and including (without duplication) the Borrowers’ equity percentage of any of the items in (a) or (b) above for their non-wholly-owned Subsidiaries and unconsolidated Affiliates.
“Fixed Charges” means the sum of (i) all scheduled principal due and payable and actually paid on Indebtedness (other than amounts paid in connection with balloon maturities, hyper-amortization amounts and repayments and prepayments of principal of the Facility), plus (ii) all Interest Expense, plus
(iii) the aggregate amount of all cash dividends and distributions payable by the Parent and Parent Borrower on any preferred partnership units or preferred stock, in each case, for the immediately preceding calendar quarter, annualized, in each case, for the Parent, Borrowers and their wholly-owned

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Subsidiaries on a consolidated basis and including (without duplication) the Borrowers’ equity percentage of any of the items in (i) through (iii) above for their non-Wholly-Owned Subsidiaries and Unconsolidated Affiliates (excluding the financial attributes of NXHT and its Subsidiaries but including interest or other payments

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actually paid (other than any repayments of principal, return of capital, or similar) in respect of NXHT and its Subsidiaries).
“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004, as now or hereafter in effect or any successor statute thereto and (iii) the Biggert –Waters Flood Insurance Reform Act of 2012, as now or hereafter in effect or any successor statute thereto.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Effective SOFR, as applicable. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate or the Adjusted Daily Effective SOFR shall be 0%.
“Foreign Lender” means any Lender that is not a U.S. Person.
“Foreign Subsidiary” means each Subsidiary of the Borrower that is organized under the laws of a jurisdiction other than one of the fifty states of the United States or the District of Columbia.
“GAAP” means generally accepted accounting principles in the United States of America. “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantor” means the Parent and any other Person who from time to time has executed a Guaranty as required by the terms of this Agreement.
“Guaranty” means, collectively, the guaranties provided by Guarantor in such form as may be agreed upon by the parties.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or

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asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Laws.

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“Hedging Obligations” of any Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedging Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (iii) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.
“Hedge Termination Value” means, in respect of any one or more Hedging Transactions, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Transactions, (a) for any date on or after the date such Hedging Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Transactions, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Transactions (which may include a Lender or any Affiliate of a Lender).
“Hedging Transaction” of any Person means (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, including mandatorily redeemable preferred stock, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, (g) all guarantees by such Person of Indebtedness of others, but excluding customary non-recourse, carveout guarantees and environmental indemnitees until such time as such guarantees or indemnitees become a recourse obligation, (h) all capital lease obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and (k) all obligations, contingent or otherwise, of such Person with respect to any Hedging Transaction (calculated on a mark-to-market basis as of the reporting date). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person

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is not liable therefor. Indebtedness shall be calculated on a consolidated basis for the Borrowers, Guarantor,

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and their wholly-owned Subsidiaries, and including (without duplication) the equity percentage of Indebtedness for the Borrowers’ non-Wholly-Owned Subsidiaries and Unconsolidated Affiliates.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and
(b) to the extent not otherwise described in (a) hereof, Other Taxes. “Indemnitee” has the meaning assigned to it in Section 9.03(c). “Ineligible Institution” has the meaning assigned to it in Section 9.04(b). “Information” has the meaning assigned to it in Section 9.12.
“Information Memorandum” means the Confidential Information Memorandum dated as of the Effective Date relating to the Borrower and the Transactions.
“Initial Borrowing Base Properties” means the Borrowing Base Properties listed on Schedule 2.22 as of the date of this Agreement.
“Interest Election Request” means a request by the Borrower to convert or continue a Term Loan in accordance with Section 2.08, which shall be substantially in the form approved by the Administrative Agent and separately provided to the Borrower.
“Interest Expense” means, with respect to any Person, all cash interest expense on such Person’s Indebtedness (whether direct, indirect or contingent, and including, without limitation, interest on all convertible debt), plus any cash amounts paid by such Person under any Hedging Transaction (other than any payments in respect of the termination of such Hedging Transaction), less any cash amounts received by such Person under any Hedging Transaction (other than any payments in respect of the termination of such Hedging Transaction), in each case, during such period, and including (without duplication) the Equity Percentage of Interest Expense for the Borrower’s non-Wholly-Owned Subsidiaries and Unconsolidated Affiliates. For the avoidance of doubt, Interest Expense shall exclude amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses, premiums, if any, pay-in-kind interest expense, the amortization of original issue discount resulting from the issuance of Indebtedness below par, and any other amounts of non-cash interest (including as a result of the effects of purchase accounting).
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Maturity Date, (b) with respect to any RFR Loan, (1) the fifth (5th) Business Day of each calendar month and (2) the Maturity Date, and (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to such Term Loan is a part and, in the case of a Term Benchmark Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date.
“Interest Period” means with respect to any Term Benchmark Loan, the period commencing on the date of the advance of the Term Loans and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Term Loans), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any

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Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition

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pursuant to Section 2.14(e) shall be available for specification in such Interest Election Request. For purposes hereof, the date of a Term Loan initially shall be the date on which such Term Loan is made and, thereafter shall be the effective date of the most recent conversion or continuation of such Term Loan.
“Investment Affiliate” means any Person in which the Consolidated Group, directly or indirectly, has an Ownership Share of less than 50%, but specifically excluding NXHT and its Subsidiaries.
“IRS” means the United States Internal Revenue Service. “JPMorgan” means JPMorgan Chase Bank, N.A.
“Legal Requirement” means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Lender-Related Hedge Provider” means any Person that, at the time it enters into a Hedging Transaction with any Loan Party, (i) is a Lender or an Affiliate of a Lender and (ii) except when the Lender- Related Hedge Provider is JPMorgan or any of its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged by the Borrower of (x) the existence of such Hedging Transaction and (y) the methodology to be used by such parties in determining the obligations under such Hedging Transaction from time to time. In no event shall any Lender-Related Hedge Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Hedging Obligations except that each reference to the term “Lender” in Article 8 and Section 9.03(c) shall be deemed to include such Lender-Related Hedge Provider. In no event shall the approval of any such Person in its capacity as Lender- Related Hedge Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent.
“Lender-Related Person” has the meaning assigned to it in Section 9.03(b).
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, (c) the filing under the Uniform Commercial Code or comparable law of any jurisdiction of any financing statement naming the owner of the asset to which such Lien relates as debtor, and (d) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Liquid Assets” means, for any period, any of the following assets, but only to the extent that such assets are U.S. assets or currencies (and not foreign assets or currencies) which are owned individually by the applicable Person, free of all security interests, Liens, pledges, charges or any other

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encumbrances: (i) cash, (ii) certificates of deposit (with a maturity of two years or less) issued by, or savings accounts with, any bank or other financial institution reasonably acceptable to Administrative Agent, (iii) marketable securities listed on a national exchange, and (iv) irrevocable lines of credit, but specifically excluding any

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debt service or capital improvement reserve funds held under or required by any loan documents entered in to by any member of the Consolidated Group.
“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.
“Loan” means the Term Loans or any Term Loan.
“Loan Documents” means this Agreement, including schedules and exhibits hereto, the Collateral Documents, and any agreements entered into in connection with the commercial lending facility made available hereunder by the Borrower or any Loan Party with or in favor of the Administrative Agent and/or the Lenders, including any amendments, modifications or supplements thereto or waivers thereof, UCC filings, flood determinations, and any other documents prepared in connection with the other Loan Documents, if any.
“Loan Parties” means the Borrower and each Guarantor.
“Manager” means (i) VineBrook Homes, LLC, a Delaware limited liability company, (ii) Evergreen Residential Management, LLC, a Delaware limited liability company, (iii) any Affiliates of the foregoing in (i) or (ii), or (iv) another property manager that is reasonably acceptable to the Administrative Agent.
“Mandatory Prepayment” has the meaning set forth in Section 2.11(c).
“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable. “Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or financial condition of (i) the Parent, the Borrower and its Subsidiaries taken as a whole, (b) the ability of any of the Loan Parties to perform their obligations under the Loan Documents, (c) the rights of or benefits available to Administrative Agent or the Lenders under the Loan Documents or (d) the validity or enforceability of any Loan Document; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, and no event, circumstance, change or effect resulting from or arising out of any of the following shall constitute, a Material Adverse Effect: (A) changes in the national or world economy or financial markets as a whole or changes in general economic conditions that affect the industries in which the Parent, the Borrower, and its Subsidiaries conduct their business, so long as such changes or conditions do not adversely affect the Parent, the Borrower, and its Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate; (B) any change in applicable Law, rule or regulation or GAAP or interpretation thereof after the date hereof, so long as such changes do not adversely affect the Parent, the Borrower, and its Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate; (C) the failure, in and of itself, of the Parent or the Borrower to meet any published or internally prepared estimates of revenues, earnings or other financial projections, performance measures or operating statistics; (D) a decline in the price, or a change in the trading volume, of the Parent; and (E) compliance with the terms of, and taking any action required by, this Agreement, or taking or not taking any actions at the request of, or with the consent of, Administrative Agent.

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“Material Environmental Event” means, with respect to any Borrowing Base Property, (a) a violation of any Environmental Laws with respect to such Borrowing Base Property, or (b) the presence of any Hazardous Materials on, about, or under such Borrowing Base Property that, under or pursuant to any Environmental Laws, would require remediation, if in the case of either (a) or (b), such event or circumstance would reasonably be expected to have a Material Property Event.

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“Material Indebtedness” means Indebtedness (other than the Term Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Parent, the Borrower or its Subsidiaries (which is consolidated at the Borrower), in an aggregate principal amount exceeding (a) $5,000,000 for recourse Indebtedness and (b) $75,000,000 for non-recourse Indebtedness. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent, the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent, the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Property Event” means, with respect to any Borrowing Base Property, the occurrence of any event or circumstance occurring or arising after the date of this Agreement that would reasonably be expected to have a (a) material adverse effect with respect to the financial condition or the operations of such Borrowing Base Property, (b) material adverse effect on the Borrowing Base Value of such Borrowing Base Property, (c) material adverse effect on the ownership of such Borrowing Base Property, or (d) a material impairment of the Lien granted to Administrative Agent with respect to the applicable Borrowing Base Property Owners and Consolidated Owners thereof, or the related deposit accounts.
“Maturity Date” means September 10, 2027.
“Maximum Rate” has the meaning assigned to it in Section 9.14. “Moody’s” means Moody’s Investors Service, Inc.
“MSA” means any metropolitan statistical area (as defined from time to time by the Executive Office of the President of the United States of America, Office of Management and Budget).
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Capital Event Proceeds” has the meaning assigned to it in the Equity Interests Pledge and Security Agreement.
“Net Operating Income” means, for any income producing Real Property and for a given period, the difference between (a) any rentals, proceeds and other income received from such property during the determination period, less (b) an amount equal to all costs and expenses (excluding Interest Expense, depreciation and amortization expense, asset management fees, acquisition fees and expenses, self- administration and listing expenses and any expenditures that are capitalized in accordance with GAAP) incurred as a result of, or in connection with, or properly allocated to, the operation or leasing of such Real Property during the determination period. Net Operating Income shall be calculated based on the most recently ended calendar quarter, annualized, unless the Real Property is simultaneously being acquired by a Borrower or a Subsidiary thereof and added as a Borrowing Base Property, in which event annualized Net Operating Income shall be calculated based upon the historical data provided by the Borrower, subject to adjustment by the Administrative Agent in its reasonable discretion and thereafter until such Real Property has been owned by Borrower or its subsidiaries for the entirety of a calendar quarter. Net Operating Income shall be grossed up for such ownership period. Net Operating Income shall be calculated on a consolidated basis for the Borrower and its Wholly-Owned Subsidiaries and including (without duplication) the Equity Percentage of Net Operating Income for the Borrower’s non-Wholly-Owned Subsidiaries and Unconsolidated Affiliates but adjusted for non-cash operating items such as the amortization of above and below market lease assets and liability, and other non-cash items.
“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money (or the portion thereof) in respect of which recourse for payment is contractually limited to specific assets

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of such Person encumbered by a Lien securing such Indebtedness (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants

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(which shall be fully recourse to the extent that such breach is cited by a court as a major factor in connection with substantive consolidation, otherwise recourse for losses only), bankruptcy, insolvency, receivership or other similar events and other similar or customary exceptions to recourse liability; provided that if in connection therewith a personal recourse claim is established by judgment decree or award by any court of competent jurisdiction or arbitrator of competent jurisdiction and execution or enforcement thereof shall not be effectively stayed for the greater of (x) sixty (60) consecutive days and (y) the cure period set forth in the applicable loan document, and such Indebtedness shall not be paid or otherwise satisfied within such period, then such Indebtedness in an amount equal to the personal recourse claim established by judgment or award shall not constitute Nonrecourse Indebtedness).
“Non-Stabilized Property” means as of any date of determination, each Real Property asset of the Consolidated Group for which initial construction has been completed and for which a certificate of occupancy or temporary certificate of occupancy has been issued, but which has not yet been leased, or for which any initial “free rent period” or “rent abatement period” has not yet terminated, and as such, is not currently an income producing property; provided, however, in the event that such Non-Stabilized Property remains unleased for a period later than nine (9) months after the later of the Effective Date or the date of the acquisition of such Non-Stabilized Property, such Real Property asset shall not be deemed eligible for inclusion in the Pool.
“NXHT” means NexPoint Homes Trust, Inc., a Maryland corporation.
“NXHT Investment” means, collectively, the debt and equity investments of the Loan Parties and their Subsidiaries in NXHT.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided, that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations” means (a) all amounts owing by the Loan Parties to the Administrative Agent, any Lender, or the Arranger pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Term Loan including, without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post- petition interest is allowed in such proceeding), reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent and any Lender incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, (b) all Hedging Obligations owed by any Loan Party to any Lender-Related Hedge Provider, and (c) all Bank Product Obligations, together with all renewals, extensions, modifications or refinancings of any of the foregoing; provided, however, that with respect to any Guarantor, the Obligations shall not include any Excluded Swap Obligations. Without limiting the

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foregoing, the Obligations include the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrower.

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“Operating Property” means any Real Property of any member of the Consolidated Group which at any time is an income-producing property.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or any Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).
“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Ownership Share” means, with respect to any Person, the greater of (a) such Person’s stated ownership interest (expressed as a percentage) in the applicable Investment Affiliate or (b) the percentage of the total book value of the applicable Investment Affiliate that would be received by the Consolidated Group in the aggregate, upon liquidation of such Investment Affiliate, after repayment in full of all Indebtedness and other claims that would have priority in such a liquidation of such Investment Affiliate.
“Parent” means VineBrook Homes Trust, Inc., a Maryland corporation.
“Parent Borrower” means Vinebrook Homes Operating Partnership, L.P., a Delaware limited partnership.
“Participant” has the meaning assigned to such term in Section 9.04(c). “Participant Register” has the meaning assigned to such term in Section 9.04(c). “Patriot Act” has the meaning assigned to it in Section 9.16.
“Payment” has the meaning assigned to it in Section 8.06(c). “Payment Notice” has the meaning assigned to it in Section 8.06(c).
“Payout Ratio” means the ratio of cash dividends or distributions to common equity holders of the Parent paid or payable for the applicable period to Core Funds from Operations.

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“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

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“Perfection Certificate” means a certificate of the Borrower in form and substance reasonably acceptable to the Administrative Agent and its counsel.
“Permitted Encumbrances” means:
(a)Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;
(b)pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(c)deposits to secure the performance of bids, trade contracts, purchase, construction or sales contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(d)the Lien of the Collateral Documents;
(e)uniform commercial code protective filings with respect to personal property leased to the Borrower or any Subsidiary;
(f)landlords’ Liens for rent not yet due and payable; and
(g)any Lien or other matter that is a customary non-monetary encumbrance which will not reasonably impede the Borrower’s ability to operate, refinance or sell the applicable Borrowing Base Property pursuant to the definition of Eligible Property, in each instance as identified in a Title Report, provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness (other than the Term Loans).
“Permitted Investments” means:
(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b)investments in commercial paper maturing within 270 days from the date of acquisition thereof and having an investment grade credit rating on the date of acquisition;
(c)investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)fully collateralized repurchase agreements with a term of not more than 90 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

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(e)investments of a Borrower in (i) Subsidiaries, (ii) Unconsolidated Affiliates, (iii) RTB Preferred, LLC, a Delaware limited liability company, (iv) RFG Preferred, LLC, a Delaware limited

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liability company, and (v) Vesta Ventures Fund I, LP, a Residential PropTech Venture Fund, made in accordance with this Agreement.
“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Pledged Interests” means, collectively, the ownership (or in the reasonable discretion of Administrative Agent, the economic) interests now or hereafter pledged by Borrower and each Collateral Subsidiary and the economic interest, including rights to receive cash and other distributions from each other Subsidiary of the Borrower hereunder and subject to the Liens and security interests of the Loan Documents, or intended so to be.
“Pool” means, collectively, all Borrowing Base Properties.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.
“Proceeds Cash Account” means a deposit account (as defined in the Uniform Commercial Code in effect from time to time in the State of New York) established by, and in the name of, Parent Borrower, maintained with the Deposit Account Bank into which all Net Capital Event Proceeds shall be deposited.
“Property Information” means, with respect to any Real Property proposed for addition as a Borrowing Base Property:
1.a formal written request (which may be delivered via electronic mail) from the Parent Borrower to add the proposed Real Property as a Borrowing Base Property, including a certification that to Parent Borrower’s knowledge the Real Property is free from all material environmental and material structural issues;
2.a Borrowing Base Report and Compliance Certificate from the Parent Borrower showing the revised financial covenant calculations (including reasonable detail and backup) and compliance on a pro-forma basis after giving effect to the addition of such Real Property as a Borrowing Base Property;

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3.property operating statements and rent rolls for such Real Property, as available;

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4.a Borrower Appraisal with respect to such Real Property, or if such Borrower Appraisal is not available, an Acceptable Appraisal with respect thereto;
5.customary real estate diligence documents in respect thereof to the extent in a Borrower’s possession or control, including, without limitation, title report, Phase I environmental reports, copies of leases or lease abstracts, sales information, projections, engineering reports, a survey, and a zoning report;
6.a repositioning plan, if any, to include the budgeted capital improvement costs or leasing strategy, to be reviewed and reasonably approved by the Administrative Agent;
7.a certification from the Parent Borrower and the applicable Borrowing Base Property Owner that such Eligible Property is insured in accordance with the requirements of this Agreement, including, if any building (or any contents) or structure therein is located in any federally designated “special hazard area” (including any area having special flood, mudslide and/or flood-related erosion hazards, and shown on a Flood Hazard Boundary Map or a Flood Insurance Rate Map published by the Federal Emergency Management Agency as Zone A, AO, Al-30, AE, A99, AH, VO, V1-30, VE, V, M or E), flood insurance in an amount equal to the full replacement cost or the maximum amount then available under the National Flood Insurance Program and otherwise from such providers, on such terms and in such amounts as required by the Flood Disaster Protection Act as amended from time to time or as otherwise required by the Administrative Agent, and in any event in compliance with all applicable flood insurance regulation and Laws;
8.true and correct copies of all Management Agreements for such Eligible Property;
9.a pledge of one hundred percent (100%) of the ownership interests in such Borrower in accordance with the terms of this Agreement;
10.a certification from the Parent Borrower that such Borrowing Base Property meets each requirement of a Borrowing Base Property and the direct owner of such Borrowing Base Property has no other debt or liabilities, other than trade payables incurred in the ordinary course of business, and other unsecured debt as permitted under this Agreement;
11.such other customary diligence materials as the Administrative Agent may reasonably request, to the extent such materials are in the possession of Borrowers; and
12.the party which owns such Borrowing Base Property shall execute all necessary documentation to become a Borrower hereunder.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public-Sider” means a Lender whose representatives may trade in securities of the Borrower or its Controlling person or any of its Subsidiaries while in possession of the financial statements provided by the Borrower under the terms of this Agreement.
“Qualified JV Subsidiary” means a Subsidiary of the Borrower in which (a) the Borrower’s direct or indirect “stated interest” is at least 90% and (b) the Borrower has, whether directly or indirectly, sole decisional authority for the operating and leasing (in the case of operating and leasing, subject to the delegation of day-to-day leasing and operating decisional authority to the minority joint venture partner where appropriate in the Borrower’s commercially reasonable judgment) and disposition (in the case of a disposition, which authority shall be deemed to apply so long as the Borrower has the ability to effect a

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disposition through the exercise of any applicable buy-sell, right of first offer or right of first refusal provisions) of the property owned by such Qualified JV Subsidiary.

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“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 9.18. “Rating Agency” means each of S&P, Moody’s and Fitch.
“Real Property” means, collectively, all interest in any land and improvements located thereon (including direct financing leases of land and improvements owned by a Loan Party or any of its Subsidiaries), together with all equipment, furniture, materials, supplies and personal property now or hereafter located at or used in connection with the land and all appurtenances, additions, improvements, renewals, substitutions and replacements thereof now or hereafter acquired by a Loan Party or any of its Subsidiaries.
“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.
“Recourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money (or the portion thereof) in respect of which recourse for payment is not contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness, subject to typical non-recourse carve- outs.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting , (2) if such Benchmark is Daily Effective SOFR, then the next U.S. Government Securities Business Days after such setting or (3) if such Benchmark is none of the Term SOFR Rate or Daily Effective SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Register” has the meaning assigned to such term in Section 9.04(b).
“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“REIT” means a real estate investment trust qualified as such under Sections 856 through 860 of the Code and the regulations promulgated thereunder.
“REIT Distributions” has the meaning assigned to such term in Section 6.07.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

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“Relevant Governmental Body” means, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

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“Relevant Rate” means (i) with respect to any Term Benchmark Loan, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Loan, the Adjusted Daily Effective SOFR, as applicable.
“Required Lenders” means, subject to Section 2.20, Lenders holding more than 50% of the aggregate outstanding principal balance of the Term Loans at such time, provided that, for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent of or under this Agreement or any other Loan Document, any Lender that is the Borrower or an Affiliate of the Borrower shall be disregarded, and provided, further that any time when there are only two Lenders, Required Lenders shall mean all Lenders that are not Defaulting Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the president, or Financial Officer or other executive officer of the Parent, and any additional authorized person who is hereafter designated in writing by the Borrower to Administrative Agent.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.
“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto. “RFR Business Day” means a U.S. Government Securities Business Day.
“RFR Loan” means a Term Loan that bears interest at a rate based on the RFR Rate.
“RFR Rate” when used in reference to any Term Loan, refers to whether such Term Loan bears interest at a rate determined by reference to the Adjusted Daily Effective SOFR Rate.
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so- called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, any Person subject or target of any Sanctions, including
(a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, U.S. Department of Commerce, or by the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) (including, without limitation for purposes of defining a Sanctioned Person, as ownership and control may be defined and/or established in and/or by any applicable laws, rules, regulations, or orders).

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“Sanctions” means all economic or financial sanctions, trade embargoes or similar restrictions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S.

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Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, his Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission of the United State of America.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Effective
SOFR.”
“SOFR Rate Day” has the meaning specified in the definition of “Daily Effective SOFR.” “Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts, including contingent debts, as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities, including contingent debts and liabilities, beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Subsidiary” means, for any Person at any date, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP as applied to investment companies, but shall exclude NXHT and its Subsidiaries.
“Subsidiary Borrower” means, each Borrowing Base Property Owner and each Consolidated Owner thereof, including, as of the Effective Date, each Subsidiary of the Parent Borrower set forth on Schedule SB, and each Additional Borrower.
“Supported QFC” has the meaning assigned to it in Section 9.18.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices

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or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of

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services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.
“Syndication Agent” means, individually and collectively as the context may require, Raymond James Bank and Royal Bank of Canada, each in such capacity.
“Tangible Net Worth” means, as of any date of calculation, for the Consolidated Group on a consolidated basis in accordance with GAAP, (1) total assets (without deduction for accumulated depreciation) less (2) all intangible assets less (3) total liabilities (including contingent and indirect liabilities), all as determined in accordance with GAAP (unless otherwise indicated herein). The term “intangibles” shall include, without limitation, (i) deferred charges and (ii) the aggregate of all amounts appearing on the assets side of such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses, straight-line rent accruals and other like intangibles but excluding all amounts for real property acquisitions that have been allocated to lease intangibles. Tangible Net Worth shall be calculated on a consolidated basis in accordance with GAAP (unless otherwise indicated herein).
“TAV Contribution Limitations” has the meaning specified in the definition of “Total Asset Value.” “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings
(including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” when used in reference to any Term Loan, refers to whether such Term Loan bears interest at a rate determined by reference to the Adjusted Term SOFR Rate.
“Term Benchmark Loan” means Term Loans bearing interest based upon the Term Benchmark. “Term Loan” means a loan made pursuant to Section 2.01.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Loan and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that the Term SOFR Rate shall never be less than the Floor.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Loan denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of

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the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

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“Title Report” has the meaning assigned to such term in the definition of “Eligible Property.”
“Total Asset Value” means, as of any date of calculation, the sum of (without duplication) (i) the aggregate Borrowing Base Value of all Borrowing Base Properties, plus (ii) the aggregate Value of all of Borrowers’, Guarantor’s and their Subsidiaries’ Real Property (other than Borrowing Base Properties), plus
(iii) the aggregate Value of all of Borrowers’, Guarantor’s and their Subsidiaries’ mortgage loan investments, plus (iv) the amount of any unencumbered cash and cash equivalents, excluding tenant security and other restricted deposits of the Borrowers and their Subsidiaries, plus (v) the undepreciated cost basis (net of impairment charges or adjustments) of the NXHT Investment. For Real Properties owned by non- Wholly-Owned Subsidiaries or Unconsolidated Affiliates, Total Asset Value shall be adjusted for Borrower’s, Guarantor’s and Subsidiaries’ Equity Percentage thereof. For purposes hereof, NXHT and its Subsidiaries shall be deemed not to be Subsidiaries or Unconsolidated Affiliates of any Loan Party. Notwithstanding the foregoing, Total Asset Value shall be reduced to the extent that the aggregate contributions to Total Asset Value from the following investments would exceed fifteen percent (15%) of Total Asset Value: (i) Development Properties, (ii) Non-Stabilized Properties, (iii) unimproved land and/or
(iv) Qualified JV Subsidiaries (collectively, the “TAV Contribution Limitations”). Solely for purposes of calculating Value for Non-Stabilized Properties, to the extent that (x) the same are below the TAV Contribution Limitations, then Value shall be based on the Value set forth in the Acceptable Appraisal for such assets and (y) to the extent that the same exceed the TAV Contribution Limitations, then Value shall be based upon the lesser of: (a) cost basis for such assets, and (b) the Value set forth in the Acceptable Appraisal for such assets.
“Total Interest Expense” means, for any period, interest expense attributable to Total Outstanding Indebtedness (without taking into account (A) gains or losses on early retirement of debt, (B) any commitment, upfront, arrangement, structuring or similar financing fees or premiums (including redemption and prepayment premiums) or original issue discount, (C) any cash costs associated with obtaining hedging arrangements or any breakage thereof, (D) any deferred financing costs or (E) any debt modification charges) during such period.
“Total Leverage Ratio” means the ratio (expressed as a percentage) of (a) the Total Outstanding Indebtedness to (b) Total Asset Value.
“Total Outstanding Indebtedness” means, as of any date of determination, without duplication, the sum of (a) all Indebtedness of the Consolidated Group outstanding at such date, determined on a notional basis, plus (b) any Indebtedness of each Investment Affiliate (other than (x) Indebtedness of such Investment Affiliate owing to a member of the Consolidated Group, (y) Indebtedness of a publicly traded Investment Affiliate and (z) if applicable, that portion of the Indebtedness of an Investment Affiliate corresponding to the portion of the value of such Investment Affiliate that is excluded from Total Asset Value as a result of the application of the TAV Contribution Limitations), but in each case specifically excluding NXHT and its Subsidiaries.
“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Term Loans and the use of the proceeds thereof.
“Type,” when used in reference to any Term Loan, refers to whether the rate of interest on such Term Loan is determined by reference to the Adjusted Term SOFR Rate, the Alternate Base Rate or the Adjusted Daily Effective SOFR.

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“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

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“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unconsolidated Affiliate” means, without duplication, in respect of any Person, any other Person (other than a Person whose stock is traded on a national trading exchange) in whom such Person holds, directly or indirectly, an investment consisting of a voting equity or ownership interest, which investment is accounted for in the financial statements of such Person on an equity basis of accounting.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means (i) for purposes of Sections 3.17 and 6.11 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and
(ii) for all other purposes, a “United States person” within the meaning of Section 7701(a)(30) of the Code. “U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.18.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).
“Value” means, as of any date of determination, (i) with respect to any Real Property (other than any Borrowing Base Property), the Borrower Appraised Value (or if no Borrower Appraisal is available therefor, undepreciated cost basis) of such Real Property and (ii) with respect to any mortgage loan investment, the lower of the cost basis or carrying value of such mortgage loan investment.
“Wholly-Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person. In determining whether a Subsidiary of a Person is a Wholly-Owned Subsidiary, all preferred shareholders of a Subsidiary that is organized as a real estate investment trust shall be disregarded.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail- In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

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Section 1.02.    Reserved.
Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Section 1.04. Accounting Terms; GAAP. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
(b) Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Capital Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
Section 1.05. Interest Rates; Benchmark Notification. The interest rate on a Term Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or

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may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition

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Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.06.    Reserved.
Section 1.07. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE 2 THE CREDITS
Section 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Term Loans to the Borrower as requested by the Borrower in one (1) advance on the Effective Date in an aggregate principal amount that will not result in (i) the aggregate principal amount of the Term Loans to be made by such Lender exceeding its Commitment, (ii) the aggregate principal amount of all Term Loans made by the Lenders exceeding the total Commitments, or (iii) the sum of all Term Loans exceeding the Borrowing Base. The Commitments of the Lenders to make the Term Loans shall automatically expire and terminate on the Effective Date (whether or not the Borrower has fully utilized the Commitments). Any portion of the Term Loans that is repaid may not be reborrowed.
Section 2.02. Loans. (a) Each Term Loan shall be made by the Lenders ratably in accordance with their respective Commitments.
(b)Subject to Section 2.14, each Term Loan shall be comprised entirely of ABR Loans or Term Benchmark Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Term Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Term Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Term Loan in accordance with the terms of this Agreement.

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(c)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Term Loan if the Interest Period requested with respect thereto would end after the Maturity Date.
Section 2.03.    Reserved.
Section 2.04.    Reserved.
Section 2.05.    Reserved.
Section 2.06.    Reserved.
Section 2.07. Funding. (a) Each Lender shall make the Term Loan to be made by it hereunder on the Effective Date solely by wire transfer of immediately available funds, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.
Section 2.08. Interest Elections. (a) Each Term Loan initially shall be of the Type specified by the Borrower on the Effective Date and, shall have an initial Interest Period as specified by the Borrower on the Effective Date. Thereafter, the Borrower may elect to convert such Term Loan to a different Type or to continue such Term Loan and may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Term Loan, in which case each such portion shall be allocated ratably among the Lenders holding the Term Loans.
(b)To make an election pursuant to this Section, the Borrower shall deliver to the Administrative Agent an Interest Election Request, which shall be delivered to the Administrative Agent: (a)(i) in the case of a Term Benchmark Loan, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the expiration date of the then-applicable Interest Period, or
(ii) in the case of an RFR Loan, not later than 11:00 a.m., New York City time, five U.S. Government Securities Business Days before the expiration date of the then-applicable Interest Period, or (b) in the case of an ABR Term Loan, not later than 11:00 a.m., New York City time, one Business Day before the expiration date of the then-applicable Interest Period.. Each such Interest Election Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower; provided that, if such Interest Election Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent.
(c)Each Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)the Term Loan to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Term Loan (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Term Loan);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)whether the resulting Term Loan is to be an ABR Loan or a Term Benchmark Loan or an RFR Loan; and

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(iv)if the resulting Term Loan is a Term Benchmark Loan, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

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If any such Interest Election Request requests a Term Benchmark Loan but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
Notwithstanding the foregoing, in no event shall the Borrower be permitted to request pursuant to this Section 2.08(c) prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, an RFR Loan bearing interest based on Daily Effective SOFR (it being understood and agreed that Daily Effective SOFR shall only apply to the extent provided in Sections 2.14(a) and 2.14(f)), as applicable.
(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Term Loan.
(e)If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Loan prior to the end of the Interest Period applicable thereto, then, unless such Term Loan is repaid as provided herein, at the end of such Interest Period such Term Loan shall be deemed to have an Interest Period that is one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Term Loan may be converted to or continued as a Term Benchmark Loan or an RFR Loan and (ii) unless repaid, (A) each Term Benchmark Loan shall be converted to an ABR Loan at the end of the Interest Period applicable thereto and (B) each RFR Loan shall be converted to an ABR Loan immediately.
Section 2.09. Termination of Commitments. (a) The Commitments shall automatically terminate upon the funding the Term Loans on the Effective Date, and any unfunded Commitments shall terminate at 5:00 p.m. on the Effective Date.
Section 2.10. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan on the Maturity Date.
(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Term Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Term Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Term Loans in accordance with the terms of this Agreement.
(e)Any Lender may request that Term Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form

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approved by the Administrative Agent. Thereafter, the Term Loans evidenced by such promissory note and

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interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.
Section 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay the Term Loan in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section. Any Term Loans that are prepaid may not be reborrowed.
(b)The Borrower shall notify the Administrative Agent by telephone (confirmed by electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the Administrative Agent) of any prepayment hereunder not later than 11:00 a.m., New York City time, four (4) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Term Loans or portion thereof to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each prepayment of the Term Loans shall be applied ratably to the Lenders in accordance with their Applicable Percentage. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and any break funding payments required by Section 2.16.
(c)The Borrower shall prepay the Term Loans (a “Mandatory Prepayment”) prior to the Maturity Date as follows: (a) on or prior to June 30, 2026, the Borrower shall make a Mandatory Prepayment such that, as of June 30, 2026, the outstanding amount of the Term Loans (including the Administrative Agent’s fees and reimbursable expenses then due and payable pursuant to this Agreement and principal balance of the Term Loans) shall be no more than $450,000,000; and (b) on or prior to March 31, 2027, the Borrower shall make a Mandatory Prepayment such that, as of March 31, 2027, the outstanding amount of the Term Loans shall be no more than $300,000,000.
(d)Without limiting the foregoing, if the Term Loans are not repaid in full on or before ninety
(90) days prior to the Maturity Date, the Borrower shall, by such date, present a written plan to the Administrative Agent outlining its intended method for generating funds to repay the Term Loans in full by the Maturity Date, which plan shall be subject to the reasonable approval of the Administrative Agent. If the Administrative Agent reasonably determines that the sources reflected in the approved plan evidence a shortfall in available proceeds anticipated to be available to repay the Term Loan in full on the Maturity Date, the Borrower shall, within ten (10) Business Days of such notice from Administrative Agent and on the first Business Day of each calendar month thereafter, make a monthly principal payment in an amount as reasonably determined by the Administrative Agent equal to one third of such total shortfall per month.
(e)Any prepayments made by the Borrower pursuant to Section 2.11(c) shall be applied as follows: first, to the Administrative Agent’s fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; and second, to the principal balance of the Term Loans, until the same shall have been paid in full, pro rata to the Lenders based on their respective Applicable Percentage.
Section 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(b) All fees payable hereunder shall be paid on the dates due, in dollars in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

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Section 2.13. Interest. (a) The Term Loans comprising each ABR Loan shall bear interest at the Alternate Base Rate plus the Applicable Margin.

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(b)The Term Loans comprising each Term Benchmark Loan shall bear at the Adjusted Term SOFR Rate for the Interest Period in effect for such Term Loans plus the Applicable Margin.
(c)Each RFR Loan shall bear interest at a rate per annum equal to the Adjusted Daily Effective SOFR plus the Applicable Margin.
(d)Notwithstanding the foregoing, if any principal of or interest on any Term Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Term Loan, 2% plus the rate otherwise applicable to such Term Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(e)Accrued interest on each Term Loan shall be payable in arrears on each Interest Payment Date for such Term Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Term Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Term Loan shall be payable on the effective date of such conversion.
(f)Interest computed by reference to the Term SOFR Rate or Daily Effective SOFR and the Alternate Base Rate (except when based on the Prime Rate) hereunder shall be computed on the basis of a year of three hundred sixty (360) days. Interest computed by reference to the Alternate Base Rate only at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Term Loan shall be computed on a daily basis based upon the outstanding principal amount of such Term Loan as of the applicable date of determination. A determination of the applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted Daily Effective SOFR or Daily Effective SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 2.14.    Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:
(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Loan, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Effective SOFR; or
(ii)the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Loan, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Term Loans (or its Term Loan) for such Interest Period or (B) at any time, Adjusted Daily Effective SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Term Loans (or its Term Loan);

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then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with

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the terms of Section 2.08, any Interest Election Request that requests the conversion of any Term Loan to, or continuation of any Term Loan as, a Term Benchmark Loan shall instead be deemed to be an Interest Election Request for (x) an RFR Loan so long as the Adjusted Daily Effective SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Effective SOFR also is the subject of Section 2.14(a)(i) or (ii) above; provided that if the circumstances giving rise to such notice affect only one Type of Term Loan, then al other Types of Term Loan shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Term Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Loan so long as the Adjusted Daily Effective SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Effective SOFR also is the subject of Section 2.14(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.
(b)Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.14), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of the Facility.
(c)Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non- occurrence of an event, circumstance or date and any decision to take or refrain from taking any

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action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole

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discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.
(e)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for (i) a Term Benchmark Loan, conversion to or continuation of Term Benchmark Loans to be made, converted or continued or (ii) a RFR Loan or conversion to RFR Loans, during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Loan or RFR Loan, as applicable, into a request for a conversion to (A) solely with respect to any such request for a Term Benchmark Loan, an RFR Loan so long as the Adjusted Daily Effective SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Loan if the Adjusted Daily Effective SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, (1) any Term Benchmark Term Loan shall on the last day of the Interest Period applicable to such Term Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Loan so long as the Adjusted Daily Effective SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Effective SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.
Section 2.15.    Increased Costs. (a) If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;
(ii)impose on any Lender or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or the Term Loans made by such Lender or participation therein; or

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(iii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes)

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on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Term Loan or to increase the cost to such Lender or such other Recipient of participating in, issuing or maintaining any Term Loan or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Term Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six (6) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6)-month period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.16. Break Funding Payments. (a) With respect to Term Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Term Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith) or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

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(b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Term Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be

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revoked under Section 2.11(b) and is revoked in accordance therewith) or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.
Section 2.17.    Withholding of Taxes; Gross-Up.
(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(c)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)Indemnification by the Borrower. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were

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correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent

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manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the
Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W- 8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section

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881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the

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Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN; or
(4)to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable third-party out-of-pocket expenses (including Taxes) of such indemnified party actually incurred and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such

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refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or

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additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)Defined Terms. For purposes of this Section, the term “applicable law” includes FATCA.
Section 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) in Dollars prior to 12:00 noon, New York City time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices applicable office or offices as described in the Administrative Questionnaire provided by the Administrative Agent to the Borrower from time to time, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Lenders.
(b)At any time that payments are not required to be applied in the manner required by Section 7.03, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans; provided that
(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in

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any of its Term Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and

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counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)Unless the Administrative Agent shall have received, prior to any date on which any payment is due to the Administrative Agent for the account of the Lenders pursuant to the terms hereof or any other Loan Document (including any date that is fixed for prepayment by notice from the Borrower to the Administrative Agent pursuant to Section 2.11(b)), notice from the Borrower that the Borrower will not make such payment or prepayment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the NYFRB Rate.
Section 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, or if any Lender does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and
(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (A) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and

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Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (B) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness

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of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided further that any such documents shall be without recourse to or warranty by the parties thereto.
Section 2.20.    Defaulting Lenders.
Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.03 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Term Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(b)the Term Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby.
Section 2.21. Reserved. Section 2.22. Borrowing Base.
(a)Initial Borrowing Base. As of the Effective Date, the Borrowing Base shall consist of the Initial Borrowing Base Properties, which Initial Borrowing Base Properties have been accepted by the Lenders.
(b)Changes in Borrowing Base Calculation. Each change in the Borrowing Base shall be effective upon receipt of a new Borrowing Base Report pursuant to the terms of this Agreement; provided that any increase in the Borrowing Base reflected in such Borrowing Base Report shall not become effective until (a) the first (1st) Business Day following admission of any new Borrowing Base Property (unless such Borrowing Base Property is being acquired on such date with a Borrowing under this

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Agreement), and (b) the fifth (5th) Business Day following delivery of the new Borrowing Base Report in all other instances.

(c)Requests for Admission into Borrowing Base. In connection with any request by the Borrowers to add a new Borrowing Base Property, Parent Borrower shall provide Administrative Agent

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with the Property Information, and the Administrative Agent shall promptly furnish such Property Information and other information to the Lenders.

(d)Eligibility. In order for an Eligible Property to be eligible for inclusion in the Borrowing Base, such Eligible Property shall satisfy the following as approved by the Administrative Agent or, if such Real Property does not satisfy the eligibility conditions in this subsection (d), the Required Lenders shall have approved such Eligible Property for inclusion in the Borrowing Base: (i) all Property Information with respect to such Eligible Property shall be reasonably acceptable to Administrative Agent; (ii) the admission of such Eligible Property into the Borrowing Base shall not breach any obligation of a Borrower under any contractual obligation; (iii) any of the acts mentioned in any of the provisions of this Agreement or any other Loan Document, agreement or instrument referred to herein or therein shall be done or omitted; and
(iv) Borrowers shall have certified to the Administrative Agent and the Required Lenders that (1) the subject Eligible Property satisfies the criteria to be included in the calculation of the Borrowing Base, (2) no Default (other than a Default that would be cured by the addition of such Eligible Property to the pool of Borrowing Base) or Event of Default exists under this Agreement and that the addition of such Eligible Property as a Borrowing Base Property shall not result in any such Default or Event of Default, and (3) that the applicable Borrowing Base Property Owner and each Consolidated Owner thereof has not incurred, and such Borrowing Base Property Owner and the Consolidated Owners thereof are not otherwise subject to or obligated under, any Indebtedness other than the Obligations.

(e)Approval of Borrowing Base Properties. The admission of any Real Property into the Borrowing Base shall require the prior written approval of the Administrative Agent (not to be unreasonably withheld, conditioned, or delayed). The Administrative Agent shall respond to any such request for admission within ten (10) Business Days following submission by Parent Borrower to Administrative Agent of all of the information required pursuant to subsection (e) hereof, as more particularly set forth in subsection (g) below.

(f)Joinder/Property Information. An Eligible Property shall not be admitted into the Borrowing Base until (i) each applicable Borrowing Base Property Owner and Consolidated Owner thereof shall have executed and delivered (or caused to be executed and delivered) to Administrative Agent, for the benefit of the Secured Parties, an Omnibus Joinder Agreement, and (ii) the Administrative Agent has received such documentation as the Administrative Agent may require to properly pledge the Equity Interests in the applicable Borrowing Base Property Owner and Consolidated Owners thereof, which shall consist of an amendment to (or new) Collateral Documents or an omnibus joinder agreement with respect thereto and the items that were delivered by the Guarantors on the Effective Date; provided that no such Borrowing Base Property Owner or Consolidated Owner shall become a Subsidiary Borrower under the Loan Documents until such Person shall have delivered all documentation and other information requested by the Administrative Agent and any Lender in order for Administrative Agent or such Lender to confirm compliance with applicable “know your customer” and Anti-Money Laundering Laws, including without limitation, the PATRIOT Act, and Administrative Agent and each Lender shall have completed such compliance processes with respect to such Borrowing Base Property Owner and the Consolidated Owners thereof.

(g)Notice of Admission of New Borrowing Base Properties. If, after the date of this Agreement, the Parent Borrower has submitted to the Administrative Agent all of the information required under subsection (c) of this Agreement to establish that an Eligible Property meets all the requirements to be included in the Borrowing Base set forth in this Section 2.22, then Administrative Agent shall notify Parent Borrower and Lenders within ten (10) Business Days in writing (a) that such

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Eligible Property is admitted into the Borrowing Base, and (b) of any changes to the Borrowing Base as a result of the admission of such Eligible Property into the Borrowing Base.

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(h)Release of Borrowing Base Property/Guarantors. Upon the written request of Parent Borrower delivered to the Administrative Agent at least ten (10) days prior to the requested release date (the “Release Request”), the Administrative Agent shall release a Borrowing Base Property from the Borrowing Base and, if applicable, (i) release any applicable Subsidiary Borrower from its Obligations hereunder solely to the extent such Subsidiary Borrower only owns the Borrowing Base Property (ies) or Equity Interests in the Borrowing Base Property Owner being released and (ii) release any security interest held by the Administrative Agent on behalf of the Lenders in the Equity Interests of any Borrowing Base Property Owner that, after giving effect to the release of the relevant Borrowing Base Property, no longer owns any Real Property that is part of the Borrowing Base; provided that no Default or Event of Default exists before and after giving effect thereto (other than Defaults or Events of Default solely with respect to such Borrowing Base Property that would no longer exist after giving effect to the release of such Borrowing Base Property from the Borrowing Base); provided, further, that Administrative Agent shall have no obligation to release any such obligations without (i) a Borrowing Base Report setting forth in reasonable detail the calculations required to establish the amount of the Borrowing Base without such Borrowing Base Property as of the date of such release, and after giving effect to any such release; (ii) a Compliance Certificate setting forth in reasonable detail the calculations required to show that Borrowers are in compliance with the terms of this Agreement without the inclusion of such Borrowing Base Property in the calculation of the Borrowing Base and the various financial covenants set forth herein, as of the date of such release and after giving effect to any such release; (iii) a certificate of the Borrowers providing that the representations and warranties contained in Article 3 and elsewhere herein and in the other Loan Documents are true and correct in all material respects on and as of the requested release date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date; (iv) prior to the effectiveness of such release, the Borrowers shall make any prepayments required by Section 2.11 in connection with such release. Administrative Agent shall notify Parent Borrower and Lenders in writing within five (5) days following Administrative Agent’s receipt of a Release Request, whether or not a Borrowing Base Property meets all the requirements to be released from the Borrowing Base set forth in this subsection (h), and if the Borrowing Base Property meets all the requirements to be released from the Borrowing Base, then (a) that such Real Property has been released from the Borrowing Base and as applicable, the applicable Subsidiary Borrower(s) have been released from the Obligations and (b) of any changes to the Borrowing Base as a result of the release of such Real Property from the Borrowing Base.

(i)Exclusion Events. Each of the following events shall be an “Exclusion Event” with respect to a Borrowing Base Property: (i) such Borrowing Base Property suffers a Material Environmental Event;
(ii) any required permit, license, certificate or approval with respect to such Borrowing Base Property lapses or ceases to be in full force and effect and such lapse or termination results in a Material Property Event;
(iii) the material representations and warranties made by the Loam Parties in this Agreement or any other Loan Documents with respect to such Borrowing Base Property or the Equity Interests in the applicable Borrowing Base Property Owner or Consolidated Owners thereof shall cease to be true and correct in all material respects, except (1) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (2) for purposes of this clause (i), the representations and warranties contained in Section 3.04 shall be deemed to refer to the most recent financial statements furnished pursuant to Section 5.01; (iv) Administrative Agent determines in good faith that a Material Property Event has occurred with respect to any Borrowing Base Property due to Casualty, condemnation, or similar event at any Borrowing Base Property after the date such Real Property was admitted into the Borrowing Base (or in the case of an uninsured Casualty, in respect of such Borrowing Base Property, is reasonably likely to become a Material Property Event); or (v) a Lien is

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established against such Borrowing Base Property not permitted by Section 6.01, or any stop notice served on the owner of such Borrowing Base Property, Administrative Agent or a Lender, remains unsatisfied or unbonded for a period of thirty (30) days after the date of filing or service, in each case resulting in a Material Property Event. Each Borrower shall, promptly after obtaining knowledge thereof, notify the Administrative Agent of the occurrence of any Exclusion Event with respect to any Borrowing Base Property. After the

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occurrence of any Exclusion Event with respect to any Borrowing Base Property, for so long as such circumstance exists, such Real Property shall no longer be considered a Borrowing Base Property for purposes of determining the Borrowing Base and the Borrowers shall have five (5) Business Days after the occurrence of such Exclusion Event to comply with Section 2.11(d), unless Administrative Agent and the Required Lenders shall otherwise agree. Borrowing Base Properties which have been subject to an Exclusion Event may, at Parent Borrower’s request, be released from the Borrowing Base; provided that such release shall be subject to the conditions for release set forth in subsection (h). If such Exclusion Event no longer exists, then Parent Borrower may give Administrative Agent written notice thereof (together with reasonably detailed evidence of the cure of such condition) and such Borrowing Base Property shall, effective with the delivery by Parent Borrower of the next Borrowing Base Report, be considered a Borrowing Base Property for purposes of calculating the Borrowing Base as long as such Borrowing Base Property meets all the requirements to be included in the Borrowing Base set forth in this Section 2.22. Any Real Property that is excluded from the Borrowing Base pursuant to this subsection (i) may subsequently be reinstated as a Borrowing Base Property, even if an Exclusion Event exists, upon such terms and conditions as Required Lenders may approve.

ARTICLE 3 Representations and Warranties

The Borrower represents and warrants to the Lenders that:
Section 3.01. Organization; Powers. Each of the Loan Parties and their Subsidiaries is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
Section 3.02. Authorization; Enforceability. The Transactions are within the corporate or other organizational powers of the Loan Parties and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder action. This Agreement and the Loan Documents has been duly executed and delivered by the Borrower and the other Loan Parties and constitutes a legal, valid and binding obligation of such Person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Parent, the Borrower or any of their Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Parent, the Borrower or any of their Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Parent, the Borrower or any of their Subsidiaries, and (d) will not result in the creation or imposition of, or the requirement to create, any Lien on any asset of the Parent, the Borrower or any of their Subsidiaries, except pursuant to the Collateral Documents.
Section 3.04. Financial Condition; No Material Adverse Change. (a) The Parent has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and

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cash flows (i) as of and for the fiscal year ended December 31, 2024, reported on by KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2025, certified by its chief financial officer. Such financial statements present fairly, in

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all material respects, the financial position and results of operations and cash flows of the Parent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year- end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
(b) Since December 31, 2024, no event has occurred which would reasonably be expected to have a Material Adverse Effect.
Section 3.05. Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. All leases that individually or in the aggregate are material to the business or operations of the Borrower and its Subsidiaries are valid and subsisting and are in full force.
(b)To each Loan Party’s actual knowledge, all franchises, licenses, authorizations, rights of use, governmental approvals and permits (including all certificates of occupancy and building permits) required to have been issued by Governmental Authority to enable all Real Property owned or leased by Borrower or any of its Subsidiaries to be operated as then being operated have been lawfully issued and are in full force and effect, other than those which the failure to obtain in the aggregate would not be reasonably expected to have a Material Adverse Effect. To each Loan Party’s actual knowledge, no Loan Party or any Subsidiary thereof is in violation of the terms or conditions of any such franchises, licenses, authorizations, rights of use, governmental approvals and permits, which violation would reasonably be expected to have a Material Adverse Effect.
(c)None of the Loan Parties has received any notice or has any actual knowledge of any pending, threatened or contemplated condemnation proceeding affecting any of the Borrowing Base Properties or any part thereof, or any proposed termination or impairment of any parking (except as contemplated in any approved expansion approved by the Administrative Agent) at the Borrowing Base Properties or of any sale or other disposition of the Borrowing Base Properties or any part thereof in lieu of condemnation, which in the aggregate, are reasonably likely to have a Material Adverse Effect.
(d)The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or any applicable Subsidiary operates. The Borrower and/or its Subsidiaries maintain all insurance required under applicable Flood Insurance Laws to be maintained with respect to the Real Properties.
(e)To the actual knowledge of each Loan Party, such Loan Party and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by such Loan Party or such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. To the actual knowledge of each Loan Party, there are no material slogans or other advertising devices, projects, processes, methods, substances, parts or components, or other material now employed, or now contemplated to be employed, by any Loan Party or any Subsidiary of any Loan Party, with respect to the operation of any Real Property, and no claim or litigation regarding any slogan or advertising device, project, process, method, substance, part or component or other material employed, or now contemplated to be employed by any Loan Party or any Subsidiary of any Loan Party, is pending or threatened, the outcome of which could reasonably be expected to have a Material Adverse Effect.

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Section 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge

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of the Borrower, threatened against or affecting the Parent, the Borrower or any of their Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.
(b)Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of the Parent, the Borrower or any of their Subsidiaries (i) has failed to comply with any Environmental Laws or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Laws, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
(c)To the actual knowledge of each Loan Party, none of the operations of the Borrower or any of its Subsidiaries or, of any owner of premises currently leased by Borrower or any of its Subsidiaries or of any tenant of premises currently leased from Borrower or any of its Subsidiaries, involve the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Part 261.3 (in effect as of the date of this Agreement) or any state, local, territorial or foreign equivalent, in violation of Environmental Laws;
(d)To the knowledge of the Loan Parties, there is not now (except, in all cases, to the extent the existence thereof would not reasonably be expected to have a Material Adverse Effect), on, in or under any Real Property leased or owned by Borrower or any of its Subsidiaries (A) any underground storage tanks or surface tanks, dikes or impoundments (other than for surface water); (B) any friable asbestos-containing materials; (C) any polychlorinated biphenyls; or (D) any radioactive substances other than naturally occurring radioactive material; and
(e)Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
Section 3.07. Compliance with Laws and Agreements. Each of the Parent, the Borrower and their Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority (including all Environmental Laws) applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
Section 3.08. Investment Company Status. None of the Parent, the Borrower or any of their Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
Section 3.09. Taxes. Each of the Parent, the Borrower and their Subsidiaries has timely filed or caused to be filed and has prepared in compliance with all applicable laws all Tax returns and reports required to have been filed (and all such Tax returns are true, correct and complete in all respects) and has paid or caused to be paid all Taxes, assessments, fees and other governmental charges required to have been paid by it (whether or not shown on a Tax return and including in its capacity as withholding agent), in each case, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to file such returns (or for such returns to be true, correct and

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complete) or to pay Taxes would not reasonably be expected to result in a Material Adverse Effect. There is no proposed tax assessment against the Parent, the Borrower or any of their Subsidiaries which is reasonably expected to have a Material Adverse Effect.

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Section 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, will not exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, will not exceed the fair market value of the assets of all such underfunded Plans.
Section 3.11. Disclosure. (a) The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
(b) As of the Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.
Section 3.12. Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Parent, the Borrower, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent, the Borrower, their Subsidiaries and their respective officers and directors and to the knowledge of the Borrower its employees and agents, are in compliance with Anti- Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Parent or the Borrower being designated as a Sanctioned Person. None of (a) the Parent, the Borrower, any Subsidiary, any of their respective directors or officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Term Loan, use of proceeds or other Transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.
Section 3.13.    Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
Section 3.14. Plan Assets; Prohibited Transactions. None of the Parent, the Borrower or any of their Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Term Loan hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
Section 3.15. Margin Regulations. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending

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credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Term Loan hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds

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of the Term Loans, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) will be Margin Stock.
Section 3.16. Solvency. The Borrower and its Subsidiaries taken as a whole are Solvent as of the Effective Date.
Section 3.17. Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries is a ‘covered foreign person’ as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction,” as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction,” as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
Section 3.18. Subsidiaries; REIT Qualification. As of the Effective Date, no Person owns any Equity Interests in the Borrowing Base Properties. The Borrower qualifies as a “qualified REIT subsidiary” under Section 856 of the Code. The Parent is a Maryland corporation duly organized pursuant to articles of incorporation filed with the Maryland Department of Assessments and Taxation and is in good standing under the laws of Maryland. The Parent conducts its business in a manner which enables it to qualify as a real estate investment trust under, and to be entitled to the benefits of, §856 of the Code, and has elected to be treated as and will be entitled to the benefits of a real estate investment trust thereunder.
ARTICLE 4 CONDITIONS

Section 4.01. Effective Date. The obligations of the Lenders to make Term Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)The Administrative Agent (or its counsel) shall have received the following, each to be in form and substance reasonably satisfactory to the Administrative Agent:
(i)from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page);
(ii)a certificate of the Secretary or Assistant Secretary of each Loan Party in a form and substance acceptable to Administrative Agent, attaching and certifying copies of its bylaws, or partnership agreement or limited liability company agreement, and of the resolutions of its board of directors or other equivalent governing body, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;
(iii)certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of

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the jurisdiction of organization of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation;

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(iv)a favorable written opinion of counsel to the Loan Parties, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent and Required Lenders shall reasonably request (which opinions will expressly permit reliance by permitted successors and assigns of the Administrative Agent and the Lenders);
(v)a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming that (a) the representations and warranties of the Loan Parties set forth in this Agreement shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality,” “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on and as of the Effective Date, and (b) at the time of and immediately after giving effect to the making of the Term Loans on the Effective Date, no Default shall have occurred and be continuing;
(vi)a duly executed Administrative Questionnaire from the Borrower;
(vii)a duly executed Borrowing Base Report from the Borrower
(viii)copies of any consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any Legal Requirements, or by any contractual obligation of any Loan Party, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any of the transactions contemplated thereby;
(ix)copies of (A) the internally prepared quarterly financial statements of the Parent and its Subsidiaries on a consolidated basis for the Fiscal Quarter ended March 31, 2025, and (B) the audited consolidated financial statements for the Parent and its Subsidiaries for the Fiscal Year ended 2024;
(x)a duly completed and executed Compliance Certificate signed by a Responsible Officer of Parent Borrower, including pro forma calculations of the financial covenants set forth in Section
5.17 hereof as of the Effective Date, and calculated as if the Term Loans had been funded as of the first day of the relevant period for testing compliance (and setting forth in reasonable detail such calculations);
(xi)a certificate, dated the Effective Date and signed by the chief financial officer of each Loan Party, confirming that each Loan Party is Solvent before and after giving effect to the funding of any Term Loans and the consummation of the transactions contemplated to occur on the Effective Date; and
(xii)executed counterparts of each of the other Loan Documents, together with (A) copies of favorable UCC, tax, judgment and fixture Lien search reports in all necessary or appropriate jurisdictions and under all legal and trade names of the Loan Parties, as requested by the Administrative Agent, indicating that there are no prior Liens on any of the Collateral other than Permitted Encumbrances and Liens to be released on the Effective Date, (B) a Perfection Certificate, duly completed and executed by the Borrower, (C) original certificates evidencing all issued and outstanding shares of Capital Stock of all Subsidiaries owned directly by any Loan Party (or, if the pledge of all of the voting Capital Stock of any Foreign Subsidiary would result in materially adverse tax consequences, limited to 65% of the issued and outstanding voting Capital Stock of such Foreign Subsidiary and 100% of the issued and outstanding non- voting Capital Stock of such Foreign Subsidiary, as applicable) and (D) stock or membership interest powers or other appropriate instruments of transfer executed in blank.

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(b)The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, including, without limitation, reimbursement or payment of all out-of-pocket expenses of the Administrative Agent, the Arranger and their Affiliates (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid

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by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent or the Arranger.
(c)(i) The Administrative Agent shall have received, at least five days prior to the Effective Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrower at least 5 days prior to the Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least 5 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause
(ii) shall be deemed to be satisfied).
(d)The Administrative Agent shall have received such other documents as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably request.
(e)The Borrower shall have repaid in full and terminated all commitments under its revolving credit agreement dated as of November 3, 2021 with KeyBank, as administrative agent (as amended, the “Existing Credit Agreement,” and together with the “Loan Documents” thereunder, the “Existing Loan Documents”), and all collateral granted thereunder shall have been released. Notwithstanding the foregoing, the repayment and termination of the Existing Loan Document requirements may occur simultaneously with the advance of proceeds of the Term Loans by the Lenders on the Effective Date.
All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent
The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on the Effective Date (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
ARTICLE 5 Affirmative Covenants

Until the principal of and interest on each Term and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:
Section 5.01. Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent and each Lender, including their Public-Siders:
(a)within one hundred twenty (120) days after the end of each fiscal year of the Parent (commencing with the fiscal year ended December 31, 2025), its audited consolidated balance sheet and

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related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material

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respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Parent (commencing with the fiscal quarter ended September 30, 2025), its consolidated and consolidating balance sheets and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures as of the end of and for the corresponding period or periods of the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Parent (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with the financial covenants set forth herein and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d)concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);
(e)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent or any Subsidiary with the SEC or any Governmental Authority succeeding to any or all of the functions of said commission, or with any national securities exchange, or distributed by the Parent to its shareholders generally, as the case may be;
(f)promptly after receipt thereof by the Parent or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by the SEC or such other agency regarding financial or other operational results of the Borrower or any Subsidiary thereof;
(g)promptly following any request therefor, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request; and
(h)promptly following any request therefor, (x) such other information regarding the operations, business affairs and financial condition of the Loan Parties, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request and
(y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

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For the avoidance of doubt, until such time as NXHT and its Subsidiaries are divested from the Consolidated Group, quarterly and annual financial reporting shall include Parent Borrower-only segment reporting (e.g., excluding NXHT and its Subsidiaries’ assets).

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Documents required to be delivered pursuant to Section 5.01(a), (b) or (e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent); provided that: (A) upon written request by the Administrative Agent (or any Lender through the Administrative Agent) to the Borrower, the Borrower shall deliver paper copies of such documents to the Administrative Agent or such Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower shall notify the Administrative Agent and each Lender (by electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents.
The Borrower represents and warrants that each of it and its Controlling and Controlled entities, in each case, if any (collectively with the Borrower, the “Relevant Entities”), either (i) has no SEC registered or unregistered, publicly traded securities outstanding, or (ii) files its financial statements with the SEC and/or makes its financial statements available to potential holders of its securities, and, accordingly, the Borrower hereby (i) authorizes the Administrative Agent to make the financial statements to be provided under Sections 5.01(a) and (b) above, along with the Loan Documents, available to Public-Siders and (ii) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of any such securities. The Borrower will not request that any other material be posted to Public-Siders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the Relevant Entities have no outstanding SEC registered or unregistered, publicly traded securities. Notwithstanding anything herein to the contrary, in no event shall the Borrower request that the Administrative Agent make available to Public-Siders budgets or any certificates, reports or calculations with respect to the Borrower’s compliance with the covenants contained herein.
Section 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:
(a)the occurrence of any Default;
(b)the filing or commencement of any Proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Affiliate thereof, including pursuant to any applicable Environmental Laws, that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of any Loan Party and its respective Subsidiaries in an aggregate amount exceeding $10,000,000;
(d)notice of any action arising under any Environmental Laws or of any noncompliance by the Borrower or any Subsidiary with any Environmental Laws or any permit, approval, license or other

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authorization required thereunder that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

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(e)any material change in accounting or financial reporting practices by a Loan Party or its respective Subsidiaries;
(f)any change in the credit ratings from a credit rating agency, or the placement by a credit rating agency of the Borrower or its Parent on a “CreditWatch” or “WatchList” or any similar list, in each case with negative implications, or the cessation by a credit rating agency of, or its intent to cease, rating the Borrower’s debt;
(g)any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect; and
(h)any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.
Each notice delivered under this Section (i) shall be in writing, (ii) shall contain a heading or a reference line that reads “Notice under Section 5.02 of the Credit Agreement dated as of September 11, 2025” and (iii) shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
At the Administrative Agent’s option, after the happening of any of the events listed in clauses (a),
(b) or (g) above which would reasonably be expected to result in a Material Adverse Effect on any of the Borrowing Base Properties, the Administrative Agent may obtain, or cause the Borrower to obtain, an updated BPO for the Borrowing Base Properties giving rise to such events, all at the Borrower’s expense.
Section 5.03. Existence; Conduct of Business. The Borrower will, and will cause the Parent and each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03. No Loan Party may be organized under the laws of a jurisdiction other than the United States of America, any state or commonwealth thereof, or the District of Columbia
Section 5.04. Payment of Obligations. The Borrower will, and will cause the Parent and each of its Subsidiaries to, pay its obligations, including Tax liabilities (as reflected on the Tax returns of the Borrower or any of its Subsidiaries, all such returns being true, correct and complete in all material respects), assessments, fees and other governmental charges (whether or not shown on a Tax return and including in its capacity as withholding agent), that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, in each case except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent, the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.
Section 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause the Parent and each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations (including, without limitation, all insurance required under applicable Flood Insurance

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Laws to be maintained with respect to the Real Properties).The Borrower will pay and discharge, or cause to be paid and discharged, all taxes, assessments, maintenance charges, permit fees, impact fees, development fees, capital repair charges, utility reservations and standby fees and all other similar

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impositions of every kind and character charged, levied, assessed or imposed against any interest in any Borrowing Base Property owned by it or any of its Subsidiaries, as they become payable and before they become delinquent. The Borrower shall furnish receipts evidencing proof of such payment to the Administrative Agent promptly after payment and before delinquency.
Section 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause the Parent and each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause the Parent and each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon at least three (3) Business Days’ notice and subject to the rights of tenants, to visit and inspect its properties, to examine and make extracts from its books and records, to discuss its affairs, finances and condition with its officers and independent accountants (with Borrower’s officers present).
Section 5.07. Compliance with Laws. The Borrower will, and will cause the Parent and each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti- Corruption Laws and applicable Sanctions.
Section 5.08. Use of Proceeds. The proceeds of the Term Loans will be used solely to finance the working capital needs of the Borrower and its Subsidiaries, including acquisitions and repayment of indebtedness, in the ordinary course of business. No part of the proceeds of any Term Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X. The Borrower will not request any Term Loan, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Term Loan (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 5.09. Accuracy of Information. The Borrower will ensure that any information, including financial statements or other documents, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any amendment or modification hereof or waiver hereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section.
Section 5.10. Fiscal Year. Each of the Parent and the Borrower shall maintain as its fiscal year the twelve (12) month period ending on December 31 of each year.
Section 5.11. Environmental Matters. Borrower shall comply and shall cause each of its Subsidiaries and each Real Property owned or leased by such parties to comply in all material respects with all applicable Environmental Laws currently or hereafter in effect, except to the extent noncompliance would not reasonably be expected to have a Material Adverse Effect.

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Section 5.12. Collateral Requirement and Release. Until repayment in full of all outstanding Term Loans, the Obligations shall be secured by a perfected first priority Lien and security interest to be

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held by the Administrative Agent for the benefit of the Lenders, pursuant to the terms of the Collateral Documents in the Equity Interests of each Collateral Subsidiary. No later than twenty (20) Business Days after the end of each fiscal quarter, the Borrower shall pledge to the Administrative Agent such portion of the Equity Interests or economic interests in any Subsidiaries that were formed or acquired during the immediately preceding fiscal quarter as is required to be pledged pursuant to the immediately preceding sentence, in each case, pursuant to documentation reasonably acceptable to the Administrative Agent and shall execute such documents and take such action as the Administrative Agent shall reasonably require in order to perfect its security interest in such additional Equity Interests or economic interests, as applicable. Upon the refinancing or repayment of the Term Loans in full, then the Administrative Agent shall release the Collateral from the Lien and security interest of the Collateral Documents.
Section 5.13. Further Assurances. At any time upon the request of the Administrative Agent, each Loan Party will, promptly and at its expense, execute, acknowledge and deliver such further documents and perform such other acts and things as the Administrative Agent may reasonably request to evidence the Term Loans made hereunder and interest thereon in accordance with the terms of this Agreement.
Section 5.14. Pledge of Interests. If a Borrower or any of its Subsidiaries acquires any Real Property or any direct or indirect beneficial interest in any entity which owns Real Property, Administrative Agent shall be granted a Pledged Interest therein.
Section 5.15. Financial Tests. The Parent and the Borrower shall have and maintain at all times, on a consolidated basis in accordance with GAAP, tested quarterly as of the end of each of the first three
(3)Fiscal Quarters in any Fiscal Year, and annually as of the end of each Fiscal Year, at the time the applicable financial statements are provided hereunder:
(a)Total Leverage Ratio. The Total Leverage Ratio shall not exceed sixty-five percent (65%) for the first two (2) Fiscal Quarters following the Effective Date, and shall not exceed sixty percent (60%) thereafter (subject to increase to sixty-five percent (65%) no more than two (2) times, each time for four (4) Fiscal Quarters following a material acquisition identified in writing by Borrower).

(b)Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio shall not be less than 1.25 to 1.0 for the first two Fiscal Quarters following the Effective Date, and shall not be less than
1.50 to 1.0 thereafter to and including the Maturity Date.

(c)Recourse Indebtedness. No more than ten percent (10%) of Total Outstanding Indebtedness may be Recourse Indebtedness.
(d)Payout Ratio Limitation. A maximum Payout Ratio of ninety five percent (95%).

(e)Liquid Assets. The Borrower shall at all times maintain Liquid Assets of no less than $25,000,000.00.
(f)Minimum Net Worth. The sum of total assets of the Borrower and its Subsidiaries minus total liabilities of the Borrower and its Subsidiaries, as determined for the applicable period pursuant to the consolidated financial statements of the Borrower, shall not be less than the sum of (i) eighty percent (80%) of the Tangible Net Worth as of the Effective Date, plus (ii) eighty percent (80%) of the net proceeds of all equity issuances since the Effective Date.

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For any period, the financial covenants shall be calculated based upon the most recently delivered financial statements. For clarity, such calculations shall not give pro forma effect to acquisitions and dispositions.

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Section 5.16. Application of Sales Proceeds. Until such time as the Term Loans are indefeasibly repaid in full and all other Obligations hereunder are satisfied, on the date of the closing of any conveyances, sales or other transfers of any Borrowing Base Properties, the Borrower shall (a) remit to the Administrative Agent from the proceeds thereof, an amount equal to one hundred ten percent (110%) of the applicable allocated loan amount of any such Borrowing Base Properties, which such amount shall be applied to the then-outstanding principal balance of the Facility, and applied to each Lender in accordance with Section 2.18(a) of this Agreement, and (b) remit the Net Capital Event Proceeds to the Proceeds Cash Account.
Section 5.17. Parent Covenants. The Parent covenants and agrees that Parent will: own, directly or indirectly, all of the equity interests in every Borrower, free and clear of all Liens; maintain management and control of every Borrower comply with all Legal Requirements to maintain, and, will at all times elect, qualify as and maintain, its status as a real estate investment trust under Section 856(c)(i) of the Code; and subject to the terms of the Loan Documents, promptly contribute to the Borrower the net proceeds of any stock sales or debt offerings, not to include the net proceeds of any initial public offering or capital received by the Parent for the purpose of tendering existing shares and any additional capital from the same capital provider, or its Affiliate, for general corporate purposes.
Section 5.18. Total Outstanding Indebtedness. Throughout the term of the Term Loans, not less than seventy percent (70%) of the Total Outstanding Indebtedness (inclusive of the Term Loans) outstanding from time to time shall bear interest at a fixed, and not variable, rate of interest per annum, after giving effect to the terms of any Hedging Transaction applicable to any Indebtedness of any Person included within the Total Outstanding Indebtedness.
ARTICLE 6 Negative Covenants

Until the principal of and interest on each Term Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:
Section 6.01. Indebtedness. No Loan Party shall, without the prior written consent of the Required Lenders, create, incur, assume, guarantee or be or remain liable, contingently or otherwise with respect to any Indebtedness on a recourse basis, except: (a) Indebtedness under this Agreement; (b) Indebtedness under any Hedging Obligations, (c) Indebtedness whose recourse is solely for so-called “bad- boy” acts, including without limitation, (i) failure to account for a tenant’s security deposits, if any, for rent or any other payment collected by a borrower from a tenant under the lease, all in accordance with the provisions of any applicable loan documents, (ii) fraud or a material misrepresentation made by a Borrower or any Guarantor, or the holders of beneficial or ownership interests in Borrower or any Guarantor, in connection with the financing evidenced by the applicable loan documents; (iii) any attempt by a Borrower or any Guarantor to divert or otherwise cause to be diverted any amounts payable to the applicable lender in accordance with the applicable loan documents; (iv) the misappropriation or misapplication of any insurance proceeds or condemnation awards relating to any Real Property; (v) voluntary or involuntary bankruptcy by a Borrower or any Guarantor; (vi) any environmental matter(s) affecting any Real Property;
(vii) failure to deliver statements, schedules, reports, or books and records in accordance with the provisions of any applicable loan documents; (viii) failure to pay any deferred amounts in accordance with the provisions of any applicable loan documents; (ix) any material waste of any Real Property; (x) the failure to comply with any single purpose entity requirements in accordance with the provisions of any applicable loan documents; and (xi) the occurrence of any transfer of any interest in violation of the provisions of any applicable loan documents; (d) Indebtedness for trade payables and operating expenses

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incurred in the ordinary course of business; and (e) Recourse guarantees in an aggregate amount of less than $15,000,000. Any recourse guarantees on first mortgage or other property-related loans shall be provided by the Guarantor.

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Section 6.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any Collateral, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)Permitted Encumbrances; and
(b)any Lien on any Collateral existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof.
Section 6.03. Fundamental Changes. (a) The Borrower will not, and will not permit the Parent or any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or engage to any material extent in any business other than the ownership of interests in entities that own, develop, operate and manage real properties as single family (or, in accordance with this Agreement, multi-family) residences and businesses reasonably related thereto, or otherwise Dispose of all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation,
(ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may Dispose of its assets to the Borrower or to another Subsidiary and
(iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.05.
(b)The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.
(c)The Borrower will not permit its fiscal year to end on a day other than December 31 or change the Borrower’s method of determining its fiscal quarters.
Section 6.04. Dispositions. The Borrower will not, and will not permit any Subsidiary to, make any Disposition, except:
(a)Dispositions of obsolete or worn out property in the ordinary course of business;
(b)Dispositions of inventory and Permitted Investments in the ordinary course of business;
(c)Dispositions of equipment or Real Property (other than Borrowing Base Properties) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property or the repayment of the Indebtedness hereunder;
(d)Dispositions of Borrowing Base Properties in accordance with Section 2.22(h);
(e)leases, licenses, subleases or sublicenses granted in the ordinary course of business and on ordinary commercial terms that do not interfere in any material respect with the business of the Borrower and its Subsidiaries; and

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(f)Restricted Payments permitted by Section 6.07 and investments permitted by Section 6.05.

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Section 6.05. Investments, Loans, Advances, Guarantees and Acquisitions. The Parent and the Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:
(a)Permitted Investments;
(b)investments by the Borrower in the Capital Stock of its Subsidiaries;
(c)Investments (directly or indirectly) in Real Properties, provided that Investments in (i) Development Properties, (ii) Non-Stabilized Properties, (iii) unimproved land and/or (iv) Qualified JV Subsidiaries shall not exceed fifteen percent (15%) of Total Asset Value; and
(d)Guarantees constituting Indebtedness permitted by Section 6.01.
Section 6.06. Swap Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.
Section 6.07. Restricted Payments. No Loan Party will, and will not permit any of its respective Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) provided no Event of Default shall have occurred and be continuing, the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably to Parent Borrower and/or Parent with respect to their Equity Interests, (c) provided no Event of Default shall have occurred and be continuing, the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries and (d) notwithstanding any of the foregoing to the contrary, the aggregate cash dividends and cash distributions by Parent or Parent Borrower shall be restricted to an amount equal to: (a) the greater of (i) cash distributions to equity holders up to $50,000,000 annually, and (ii) the minimum distributions required to maintain REIT status (“REIT Distributions”) and (b) the applicable Advisory Fees (including any accrued and unpaid Advisory Fees); provided, however, that so long as no Event of Default shall have occurred and be continuing, the Parent Borrower may make cash distributions in excess of $50,000,000.00 to the extent, and only to the extent, that the Borrowing Base Properties achieve a DSCR of (i) no less than 1.50 to 1.0 for the first two fiscal quarters following the Effective Date, and (ii) no less than 1.60 to 1.0 thereafter, in each instance on a pro forma basis, and so long as no monetary Event of Default shall have occurred and be continuing and no non-monetary Event of Default of the kind identified in subsections (c), (d), (h), (i), (j), (l), (m) or (n) of Section 7.01 has occurred and be continuing (and such event of default is capable of cure), REIT Distributions shall be permitted; provided, however, that REIT Distributions shall not be permitted to the extent that any such non-monetary Event of Default (i) would reasonably be expected to adversely affect the operation, use or value of the properties, (ii) is incapable of cure, (iii) the Loan Parties have failed to commence and diligently pursue the cure of such

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Event of Default within any applicable grace or cure period, or (iv) the Administrative Agent and/or the Lenders have elected to accelerate the Facility and/or pursue the exercise of the remedies available under the Loan Documents, which election shall not occur

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earlier than ten (10) Business Days following the expiration of the later of the expiration of the applicable grace or cure period, or the date on which the Borrower has notified the Administrative Agent that it is electing to pursue the cure of such non-monetary Event of Default. Notwithstanding anything herein to the contrary, the restrictions on distributions shall not apply to (i) investors in (or owners of interest, whether directly or indirectly, in) Parent Borrower, other than Parent, or (ii) any amounts deposited into the Proceeds Cash Account in accordance with Section 5.16.

Section 6.08. Transactions with Affiliates. The Parent and the Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.07, and (d) transactions related to the closing of and ongoing activities necessary to implement the loan obligations and requirements of this Agreement.
Section 6.09. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing or being financed with such Indebtedness, or ownership interests in the obligors with respect to such Indebtedness (to the extent they are not also obligors hereunder), and (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.
Section 6.10. Outbound Investment Rules. The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person,” as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction,” as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction,” as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
Section 6.11. Amendment to Organizational Documents. Without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed, no Borrower will amend, modify or waive any rights under its certificate of incorporation, bylaws or other organizational documents in any manner, except: (a) modifications necessary to clarify existing

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provisions of such organizational documents; (b) modifications which would not have a Material Adverse Effect, and

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(c)modifications in connection with mergers, consolidations, investments and other transactions not otherwise prohibited by the other provisions of this Agreement.
Section 6.12. Fees. Provided that no Default or Event of Default shall be in existence, each Loan Party may pay all management, property and other asset fees then due and payable. At any time that any Default or Event of Default exists under this Agreement or any other Loan Document, then in any of such event(s), no Loan Party or any Subsidiary may pay any management, property, asset or similar fees to any other Loan Party or to any Subsidiary or Affiliate, including, without limitation, to the Advisor or the Manager; provided that any such fees may accrue during the continuance of any such Default or Event of Default and be payable at such time as no Default or Event of Default is continuing hereunder. All such parties shall execute subordination agreements in form and substance acceptable to the Administrative Agent with respect to such fees. Notwithstanding the foregoing, the Loan Parties and their respective Subsidiaries may pay at all times any due and payable fees to third party property managers.
ARTICLE 7 Events of Default
Section 7.01.    Events of Default. If any of the following events (“Events of Default”) shall occur:
(a)the Borrower shall fail to pay any principal of any Term Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, and such failure (other than the payment due on the Maturity Date, for which there shall be no grace period) shall continue unremedied for a period of over three (3) Business Days;
(b)the Borrower shall fail to pay any interest on any Term Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days (such three (3) Business Day period commencing after written notice from the Administrative Agent as to any such failure to pay any fee or other amount for which no due date is specified in this Agreement or such other Loan Document);
(c)any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with this Agreement, any other Loan Document, or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any other Loan Document, or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower’s existence) or 5.08, 5.12, 5.14, or 5.17, or in
Article 6;
(e)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender); provided that if such default (other than a failure to comply with Sections 5.01(a), (b) or (c)) is capable of being cured but is not curable within thirty (30) days and so long as Borrower has

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commenced and is diligently pursuing cure of same, the cure period may be extended for thirty (30) days (for a total of sixty (60) days after the original notice from the Administrative Agent) upon written request from the Borrower to the Administrative Agent;

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(f)any Loan Party shall fail to make any payment of principal or interest in respect of any Material Indebtedness when and as the same shall become due and payable (after the expiration of the applicable grace or cure period, if any, specified in the agreement or instrument relating to such Indebtedness) and such failure (other than the payment due on the maturity date, for which there shall be no grace period) shall continue unremedied for a period of over three (3) Business Days);
(g)any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or any Collateral Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)any Loan Party or any Collateral Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Person or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)any Loan Party or any Collateral Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)one or more judgments for the payment of money in an aggregate amount in excess of
$10,000,000 shall be rendered against any Loan Party, any Subsidiary of the Borrower or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of such Person to enforce any such judgment; provided, in no event shall any of the matters identified in clause (f) of this Article and this clause (k) total, in the aggregate, more than
$10,000,000 at any time;
(l)an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000;
(m)a Change in Control shall occur;

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(n)any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect resulting in a Material Adverse Effect; or the Borrower or any other Person contests in writing the validity or enforceability of any provision of any Loan Document; or the Borrower or Guarantor denies in writing

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that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document; or
(o)any provision of any Loan Document with respect to the Collateral shall for any reason cease to be valid and binding on, enforceable against, any Loan Party resulting in a Material Adverse Effect, or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien in any of the Collateral purported to be covered thereby.
Section 7.02. Remedies upon an Event of Default. If an Event of Default occurs (other than an event with respect to the Borrower described in Sections 7.01(h) or 7.01(i)), and at any time thereafter during the continuance of such Event of Default, the Administrative Agent may with the consent of the Required Lenders, and shall at the request of the Required Lenders, by notice to the Borrower, take any or all of the following actions, at the same or different times:
(a)declare the Term Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Term Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under any other Loan Document, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and
(b)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents and applicable law.
If an Event of Default described in Sections 7.01(h) or 7.01(i) occurs with respect to the Borrower, the principal of the Term Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under any other Loan Document including any break funding payment or prepayment premium, shall automatically become due and payable, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
In addition to any other rights and remedies granted to the Administrative Agent and the Lenders in the Loan Documents, the Administrative Agent on behalf of the Lenders may exercise all rights and remedies of a secured party under the New York Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived by the Borrower on behalf of itself and its Subsidiaries), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by any Loan Party of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released by the Borrower on behalf of itself and

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its Subsidiaries. The Borrower further agrees on behalf of itself and its Subsidiaries, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the

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Administrative Agent shall reasonably select, whether at the premises of the Borrower, another Loan Party or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Article 7, after deducting all reasonable third party out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including reasonable outside attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of the Loan Parties under the Loan Documents, in the order provided in this Agreement or otherwise in the order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York Uniform Commercial Code, need the Administrative Agent account for the surplus, if any, to any Loan Party. To the extent permitted by applicable law, the Borrower on behalf of itself and its Subsidiaries waives all Liabilities it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
Section 7.03. Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Borrower or the Required Lenders:
(a)all payments received on account of the Obligations shall, subject to Section 2.20, be applied by the Administrative Agent as follows:
(i)first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including expenses incurred in connection with realization on the Collateral and fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03 and amounts pursuant to 0 payable to the Administrative Agent in its capacity as such);
(ii)second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts payable to the Lenders (including fees and disbursements and other charges of counsel to the Lenders payable under Section 9.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;
(iii)third, to payment of that portion of the Obligations constituting accrued and unpaid and charges and interest on the Term Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (iii) payable to them;
(iv)fourth, (A) to payment of that portion of the Obligations constituting unpaid principal of the Term Loans and the Hedge Termination Value of any Hedging Obligations that constitute Obligations ratably among the Lenders and the other Secured Parties in proportion to the respective amounts described in this clause (iv) payable to them;
(v)fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent, the Lenders based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and
(vi)finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.

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Notwithstanding the foregoing, (a) no amount received from any Guarantor (including any proceeds of any sale of, or other realization upon, all or any part of the Collateral owned by such Guarantor) shall be applied to any Excluded Swap Obligation of such Guarantor and (b) Hedging Obligations shall be

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excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the Lender-Related Hedge Provider, as the case may be. Each Lender-Related Hedge Provider that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.
ARTICLE 8
The Administrative Agent

Section 8.01. Authorization and Action. (a) Each Lender and hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents and each Lender authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s behalf. Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.
(b)As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

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(c)In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to

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invest in the general performance or operations of the Borrower. Without limiting the generality of the foregoing:
(i)the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby; and
(ii)nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;
(d)The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
(e)None of any Syndication Agent nor any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.
(f)In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and
(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

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and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each other Secured Party to make such payments to

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the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
(g)The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.
Section 8.02. Administrative Agent’s Reliance, Limitation of Liability, Etc. (a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or
(y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.
(b)The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower or a Lender. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (D) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (E) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the

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matters described therein being acceptable or satisfactory to the Administrative Agent, or (F) the creation, perfection or priority of Liens on the Collateral.

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(c)Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04,
(ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Term Loan that by its terms must be fulfilled to the satisfaction of a Lender may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance of the making of such Term Loan and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Section 8.03. Posting of Communications. (a) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b)Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE.” THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED

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PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER

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IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY CREDIT PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.
(d)Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(e)Each of the Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(f)Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
Section 8.04. Administrative Agent Individually. With respect to its Term Loans, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms “Lenders,” “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders.
Section 8.05. Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to the Lenders and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty
(30) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all

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the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to

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any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.
(b) Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.
Section 8.06. Acknowledgements of Lenders. (a) Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Term Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United

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States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or

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any related agreement or any document furnished hereunder or thereunder. Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of the Term Loans, or disclosure of confidential information, to any Disqualified Institution.
(b)Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.
(c)(i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.
(ii)Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

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(iii)The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such

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Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.
(iv)Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
(d)The Lenders acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Loan Parties) between the Loan Parties and their Affiliates, on the one hand, and JPMorgan Chase Bank, N.A. and its Affiliates, on the other hand. Without limiting the foregoing, the Loan Parties or their Affiliates may provide information, including updates to previously provided information to name the entity acting as agent and/or its Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investor, independent of such entity’s role as administrative agent hereunder. The Lenders acknowledge that neither JPMorgan Chase Bank, N.A. nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Term Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and any Loan Party, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of a Loan Party.
Section 8.07. Collateral Matters. Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.
Section 8.08. Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated

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portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form

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one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
Section 8.09. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Term Loans,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans and this Agreement,

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(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform

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the Term Loans and this Agreement, (C) the entrance into, participation in, administration of and performance of the Term Loans and this Agreement satisfies the requirements of sub-sections (b) through
(g)of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub- clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or any Arranger, any Syndication Agent, or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(c)The Administrative Agent, and each Arranger and Syndication Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Term Loans, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Term Loans for an amount less than the amount being paid for an interest in the Term Loans by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Section 8.10. Borrower Communications. (a) The Administrative Agent, the Lenders agree that the Borrower may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).
(b)Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system), each of the Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrower that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.

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(c)THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE

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ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.
“Borrower Communications” means, collectively, any Interest Election Request, notice of prepayment, or other notice, demand, communication, information, document or other material provided by or on behalf of the any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrower to the Administrative Agent through an Approved Borrower Portal.
(a)Each of the Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(b)Nothing herein shall prejudice the right of the Borrower to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
ARTICLE 9 Miscellaneous

Section 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by e-mail, as follows:
(i)if to the Borrower, to it at NexPoint Real Estate Advisors, L.P., c/o Legal Department, NXRT, 300 Crescent Court, Suite 700, Dallas, Texas 75201, email: legal@nexpoint.com and prichards@nexpoint.com;
(ii)if to the Administrative Agent from the Borrower, to the address or addresses separately provided to the Borrower;
(iii)if to the Administrative Agent from the Lenders, to JPMorgan Chase Bank, N.A. at the address or addresses separately provided to the Lenders; and
(iv)if to any other Lender, to it at its address (or e-mail) set forth in its Administrative
Questionnaire.

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Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices delivered through Approved Electronic Platforms or Approved Borrower Portals, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)Notices and other communications to the Borrower, any Loan Party, the Lenders and the Administrative Agent hereunder may be delivered or furnished by using Approved Electronic Platforms or Approved Borrower Portals (as applicable), in each case, pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(d)Any party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto.
Section 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Term Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.
(b)Subject to Section 2.14(b) and (c) and Section 9.02(c) below, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitments or other obligations of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Term Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby (except that, for the avoidance of doubt, changes to the definition of Total Leverage Ratio or any component thereof shall only require the consent of the Required Lenders), (iii) except as provided in Section 2.21, postpone the

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scheduled date of payment of the principal amount of any Term Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration

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of any Commitment, without the written consent of each Lender affected thereby, (iv) change Sections 2.11(e), 2.18(a), 2.18(b), 5.16(a) and other provisions directing pro rata payments in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the payment waterfall provisions of Section 2.20(a) or 7.03 without the written consent of each Lender, or (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender, (vii) release all or substantially all of the guarantors, or limit the liability of such guarantors, under any guaranty agreement guaranteeing any of the Obligations, without the written consent of each Lender; (viii) release all or substantially all collateral (if any) securing any of the Obligations, without the written consent of each Lender; or (ix) without the prior written consent of each Lender, (x) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness, or (y) subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other Indebtedness; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent, as the case may be.
(c)If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.
Section 9.03.    Expenses; Limitation of Liability; Indemnity, Etc.
(a)Expenses. The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of outside counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any outside counsel for the Administrative Agent or any Lender, in connection with the enforcement, collection or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Term Loans made hereunder, including all such out-of- pocket expenses incurred during any workout, restructuring or negotiations in respect of such Term Loans.
(b)Limitation of Liability. To the extent permitted by applicable law (i) the Borrower and any Loan Party shall not assert, and the Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any Arranger, any Syndication Agent, and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet, any Approved Electronic Platform and any Approved Borrower Portal), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the

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Transactions, any Term Loan or the use of the proceeds thereof; provided that, nothing in this Section 9.03(b) shall relieve the Borrower and each Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in

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Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(c)Indemnity. The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related reasonable out-of-pocket expenses, including the fees, charges and disbursements of any outside counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, (ii) the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (iii) any Term Loan or the use of the proceeds therefrom, (iv) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (v) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by the Borrower or any other Loan Party or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee. This Section 9.03(c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(d)Lender Reimbursement. Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraphs (a), (b) or (c) of this Section 9.03 to the Administrative Agent and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section, and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Term Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.
(e)Payments. All amounts due under this Section 9.03 shall be payable not later than ten (10) days after written demand therefor.
Section 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the

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Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto,

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their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and interests in the Term Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:
(A)the Borrower; provided that, the Borrower shall be deemed to have consented to an assignment of all or a portion of the Commitments and the Term Loans unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided that no consent of the Borrower shall be required for (1) an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee and (2) any assignment made in connection with the primary syndication of the Term Loan; and
(B)the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of any Commitment or any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.
(ii)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment and Term Loans, the amount of the Commitments and Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and
(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

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For the purposes of this Section 9.04(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings:

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“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent,
(c)a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof, (d) the Borrower or any of its Affiliates, or (e) those Persons designated by the Borrower as a “Disqualified Institution” by written notice to Administrative Agent prior to the Effective Date; provided that “Disqualified Institutions” shall exclude any Person that Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to Administrative Agent from time to time; provided that, with respect to clause (c), such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Term Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.
(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by

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it pursuant to Section 2.05(d), 2.18(d) or 9.03(d), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until

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such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and the Term Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Sections 2.17(f) and (g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the information and documentation required under Section 2.17(g) will be delivered to the Borrower and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments and/or Term Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Term Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall

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release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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(e)Disqualified Institutions. (i) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date on which the assigning Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). Any assignment or participation in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply.
(ii)If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (i) above, at its own expense, the assigning or participating lender shall promptly use commercially reasonable efforts to cause such assignment or participation to be cancelled and unwound and any such Disqualified Institution shall fully cooperate with the Borrower and such lender and take all such action as either of them shall request to promptly cancel and unwind such assignment or participation. If such assignment or participation is not unwound or cancelled or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Term Loan plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (B) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement to one or more Persons at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(iii)The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower (the “DQ List”) on the Electronic System, including that portion of the Electronic System that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.
Section 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Term Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Term Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Term Loans or the termination of this Agreement or any provision hereof.
Section 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the

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subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties

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hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Section 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the

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remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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Section 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or its respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the other Loan Documents shall be construed in accordance with and governed by the law of the State of New York.
(b)Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent or any of its Related Parties relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.
(c)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall (i) affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower, any Loan Party or its properties in the courts of any jurisdiction, or (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities

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for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a).

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(d)Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(e)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A)CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND
(B)ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
(a) to its Affiliates and its and their respective directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self- regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder or under any other Loan Document, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative or insurance transaction relating to the Borrower and its obligations, in each case subject to the other confidentiality provisions set forth in this Section (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f) so long as such Person is not listed on such DQ List),
(g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit

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facilities provided for herein, (h) with the consent of the Borrower or (i) to the extent such Information (ii) becomes publicly available other than as a result of a breach of this Section or (iii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent

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or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information
For the avoidance of doubt, nothing in this Section 9.12 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.12 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.
Section 9.13. Material Non-Public Information. (a) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN Section 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
Section 9.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Term Loan, together with all fees, charges and other amounts which are treated as interest on such Term Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Term Loan in accordance with applicable law, the rate of interest payable in respect of such Term Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Term Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Term Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.
Section 9.15. No Fiduciary Duty, etc. (a) The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those

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obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary

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to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto.
(b)The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
(c)In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.
Section 9.16. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act of 2001 (the “Patriot Act”) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.
Section 9.17. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:

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(i)a reduction in full or in part or cancellation of any such liability;

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(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 9.18. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
Section 9.19. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative

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Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case

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may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such Currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under Applicable law).
[Signature Page Follows]

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IN WTINESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

PARENT BORROWER:
VINEBROOK HOMES OPERATING PAR1NERSHIP, L.P.,
a Delaware limited partnership

[Signature Page to Credit Agreement]

By: Name: Title:

/s/ Paul Richards
Paul Richards Authorized Signatory

[Signatures continue on the following page]

[Signature Page to Credit Agreement]

SUBSIDIARY BORROWERS:

VB OP HOLDINGS LLC, VB ONE,LLC,
TRUE PIT2017-l, LLC, TRUE PIT2017-2, LLC, TRUE JACK2017-l, LLC, TRUE JACK2017-2, LLC, TRUE OM2016-l, LLC, TI KC BRAVO, LLC, TRUE KC2016-1, LLC, TRUE MEM2016-l, LLC,
P FIN VI HOLDINGS, LLC,
P FIN VII MEM HOLDINGS, LLC, P FIN VII STL HOLDINGS, LLC, P FIN VII KC HOLDINGS, LLC,
P FIN V FL HOLDINGS, LLC, P FIN V NC HOLDINGS, LLC, P FIN V NM HOLDINGS, LLC, P FIN IT F HOLDINGS, LLC,
P FIN VI, LLC,
p FIN VIT MEM, LLC, P FIN VII STL, LLC, P FIN VII KC, LLC,
P FIN V FL, LLC, P FIN V NC, LLC, P FIN V NM, LLC, P FIN IT F, LLC,
SMP HOMES 3B LLC, SMP HOMES SB LLC, VB SIX, LLC,
VB CLOVIS, LLC, VB EIGHT, LLC NREA VBILLC NREA VB II LLC NREA VB III LLC NREA VB IV LLC NREA VBVLLC NREA VB VI LLC NREA VB VII LLC
each a Delaware limited liability company

By    /s/ Paul Richards
Name: Paul Richards
Title:    Authorized Signatory [Signatures continue on the following page]

[Signature Page to Credit Agreement]

HATCHWAYBROADMOOR, LLC,
a Mississippi limited liability company

[Signature Page to Credit Agreement]

By    /s/ Paul Richards
Name: Paul Richards
Title:    Authorized Signatory [Signatures continue on the following page]

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Lender

By:    /s/ Antonios Vavdinos
Name: Antonios Vavdinos
Title: Authorized Signer

[Signatures continue on following page]

[Signature Page to Credit Agreement]

RAYMOND JAMES BANK, as Lender

[Signature Page to Credit Agreement]

By: Name: Title:

/s/ Alexander Sierra
Alexander Sierra

Senior Vice President

[Signatures continue on following page]

[Signature Page to Credit Agreement]

ROYAL BANK OF CANADA, as Lender

By: /s/ William Behuniak     Name: William Behuniak     Title: Authorized Signatory

[Signatures continue on following page]

[Signature Page to Credit Agreement]

SYNOVUS BANK, as Lender

By: /s/ Zach Braun     Name: Zach Braun     Title: Director

[Signatures continue on following page]

[Signature Page to Credit Agreement"!

THE OHIO STATE LIFE INSURANCE COMPANY, as Lender

Brad Heiss EVP & CIO By: /s/ Brad Heiss      Name:      Title:

[Signature Page to Credit Agreement]

SCHEDULE 2.01
Commitments

Lender	Commitment Amount
JPMorgan Chase Bank, N.A.	$150,000,000.00
Raymond James Bank	$150,000,000.00
Royal Bank of Canada	$150,000,000.00
Synovus Bank	$25,000,000.00
The Ohio State Life Insurance Company	$10,000,000.00

DB1/ 160415022.18

SCHEDULE 2.22
Initial Borrowing Base Properties [Intentionally Omitted]

DB1/ 160415022.18

SCHEDULE 3.06
Disclosed Matters

None.

DB1/ 160415022.18

SCHEDULE 6.02

Existing Liens

None.

DB1/ 160415022.18

SCHEDULE 6.09
Existing Restrictions
None.

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DB1/ 160415022.18

SCHEDULE SB
Subsidiary Borrowers
1.VB OP Holdings LLC, a Delaware limited liability company
2.VB One, LLC, a Delaware limited liability company
3.True PIT2017-1, LLC, a Delaware limited liability company
4.True PIT2017-2, LLC, a Delaware limited liability company
5.True JACK2017-1, LLC, a Delaware limited liability company
6.True JACK2017-2, LLC, a Delaware limited liability company
7.True OM2016-1, LLC, a Delaware limited liability company
8.TI KC Bravo, LLC, a Delaware limited liability company
9.True KC2016-1, LLC, a Delaware limited liability company
10.True MEM2016-1, LLC, a Delaware limited liability company
11.P FIN VI HOLDINGS, LLC, a Delaware limited liability company
12.P FIN VII MEM HOLDINGS, LLC, a Delaware limited liability company
13.P FIN VII STL HOLDINGS, LLC, a Delaware limited liability company
14.P FIN VII KC HOLDINGS, LLC, a Delaware limited liability company
15.P FIN V FL HOLDINGS, LLC, a Delaware limited liability company
16.P FIN V NC HOLDINGS, LLC, a Delaware limited liability company
17.P FIN V NM HOLDINGS, LLC, a Delaware limited liability company
18.P FIN II F HOLDINGS, LLC, a Delaware limited liability company
19.P FIN VI, LLC, a Delaware limited liability company
20.P FIN VII MEM, LLC, a Delaware limited liability company
21.P FIN VII STL, LLC, a Delaware limited liability company
22.P FIN VII KC, LLC, a Delaware limited liability company
23.P FIN V FL, LLC, a Delaware limited liability company
24.P FIN V NC, LLC, a Delaware limited liability company
25.P FIN V NM, LLC, a Delaware limited liability company
26.P FIN II F, LLC, a Delaware limited liability company
27.SMP Homes 3B LLC, a Delaware limited liability company
28.SMP Homes 5B LLC, a Delaware limited liability company
29.VB Six, LLC, a Delaware limited liability company
30.VB Clovis, LLC, a Delaware limited liability company
31.VB Eight, LLC, a Delaware limited liability company
32.NREA VB I LLC, a Delaware limited liability company
33.NREA VB II LLC, a Delaware limited liability company
34.NREA VB III LLC, a Delaware limited liability company
35.NREA VB IV LLC, a Delaware limited liability company
36.NREA VB V LLC, a Delaware limited liability company
37.NREA VB VI LLC, a Delaware limited liability company
38.NREA VB VII LLC, a Delaware limited liability company
39.Hatchway Broadmoor, LLC, a Mississippi limited liability company

113

DB1/ 160415022.18

Exhibit A ASSIGNMENT AND ASSUMPTION

[Intentionally Omitted]

118

DB1/ 160415022.18

EXHIBIT B
FORM OF BORROWING BASE REPORT
[Intentionally Omitted]

DB1/ 160415022.18

EXHIBIT C-1 [FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

[Intentionally Omitted]

DB1/ 160415022.18

EXHIBIT C-2 [FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

[Intentionally Omitted]

DB1/ 160415022.18

EXHIBIT C-3 [FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

[Intentionally Omitted]

DB1/ 160415022.18

EXHIBIT C-4 [FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

[Intentionally Omitted]

DB1/ 160415022.18

Exhibit D
FORM OF COMPLIANCE CERTIFICATE
[Intentionally Omitted]